As Filed with the Securities and Exchange Commission on February 5, 2007
Registration No. 333-138603

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 ON
FORM S-1/A
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA ARCHITECTURAL ENGINEERING, INC.
(Name of Registrant As Specified in its Charter)

Delaware	8711	51-05021250
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China
(Address and Telephone Number of Principal Executive Offices)

Luo Ken Yi
105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China
0086-756-8538908
(Name, Address and Telephone Number of Agent for Service)

Copies to
Thomas J. Poletti, Esq. Anh Q. Tran, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 90067 Telephone (310) 552-5000 Facsimile (310) 552-5001	Joseph V. Stubbs, Esq. Scott Galer, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, California 91403 Telephone (818) 444-4500 Facsimile (818) 444-4520

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum		Amount of
Title of Each Class of	Amount To Be		Offering Price		Aggregate		Registration
Securities To Be Registered	Registered (1)		Per Share		Offering Price		Fee
Common Stock, $.001 par value per share	345,000	(2)	4.00	(2)	$1,380,000	(2)	$147.66
Common Stock, $.001 par value per share	3,733,550	(3)	$3.50	(4)	$13,067,425	(4)	$1,398.21
Common Stock, $.001 par value per share	232,088	(5)	$3.50	(4)	$812,308	(4)	$86.92
Total Registration Fee							$1,632.79	(6)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The registration fee for securities to be offered by the Registrant is based on an estimate of the offering price and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes shares which the underwriters have the option to purchase to cover over-allotments, if any.

(3)
This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 3,965,638 shares of Common Stock previously issued to such selling stockholders as named in the Resale Prospectus.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(5)
Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to a selling stockholder named under the Resale Prospectus.

(6)	This amount has been previously paid upon the filing of the original filing of the registration statement on Form SB-2 on November 13, 2006.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a prospectus to be used in connection with the initial public offering of up to 300,000 the Registrant's common stock (in addition to 45,000 shares that may be sold upon exercise of the underwriters' over-allotment option) through the underwriters named on the cover page of that prospectus (the "IPO Prospectus"). In addition, the Registrant is contractually obligated to register on this Registration Statement for the resale of up to 3,965,638 shares of its common stock (including 232,088 shares that have been or may be acquired upon the exercise of warrants) (the “Registrable Securities”) held by selling stockholders. Consequently, this Registration Statement contains a second prospectus to cover these possible resales (the "Resale Prospectus") by certain of the Registrant's stockholders named under the Resale Prospectus (the "Selling Stockholders"). The IPO Prospectus and the Resale Prospectus are substantively identical, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 2;
•	they contain different Use of Proceeds sections on page 21;
•	the Dilution section is deleted from the Resale Prospectus on page 23;
•	a Selling Stockholder section is included in the Resale Prospectus beginning on page 56A;
•	references in the IPO Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
•	the Underwriting section from the IPO Prospectus on page 59 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;
•	the Legal Matters section in the Resale Prospectus on page 61 deletes the reference to counsel for the underwriters; and
•	the outside back cover of the IPO Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, alternate pages to reflect the foregoing differences.

Notwithstanding the Resale Prospectus, the Selling Stockholders have agreed that they will not sell any of the Registrable Securities until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated February 2, 2007

300,000 SHARES

CHINA ARCHITECTURAL ENGINEERING, INC.

COMMON STOCK

Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol “[____]”. We expect that the public offering price of our common stock will be between $3.00 and $4.00 per share.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 7.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to China Architectural Engineering, Inc.	$	$

The underwriters have a 60-day option to purchase up to 45,000 additional shares of common stock from us solely to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock to purchasers on or about __________, 2007.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WestPark Capital, Inc.

The Date of This Prospectus Is: ____________________, 2007

TABLE OF CONTENTS
PROSPECTUS SUMMARY	2
SUMMARY FINANCIAL DATA	6
RISK FACTORS	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	21
DIVIDEND POLICY	21
CAPITALIZATION	22
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
DILUTION	23
ACCOUNTING OF THE SHARE EXCHANGE	24
SELECTED CONSOLIDATED FINANCIAL DATA	24
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
DESCRIPTION OF BUSINESS	36
MANAGEMENT	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51
DESCRIPTION OF SECURITIES	53
SHARES ELIGIBLE FOR FUTURE SALE	57
UNDERWRITING	59
LEGAL MATTERS	61
EXPERTS	61
ADDITIONAL INFORMATION	61
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-8

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors" beginning on page 7.

China Architectural Engineering, Inc.

We specialize in the design, engineering and installation of high-end specialty curtain wall systems, including glass curtain walls, stone curtain walls, metal curtain walls, roofing systems, and related products, for public works projects and commercial real estate. Our curtain wall products are highly engineered specialty wall systems consisting primarily of a series of glass panels set in metal frames, stone panels, or metal panels, as well as roofing systems and related products. A curtain wall is fixed to the commercial building by mechanical connection, either in a primarily inoperable mode or adjustable with special settings with spring or press systems. Glass panels are connected to the metal support system by metal clamps and fixing bolts. The support system of fixing bolts could be a steel, aluminum and or glass structure, with glass flank or spidery tension rod or cable.

We have designed and installed nearly one hundred projects throughout China, including the National Grand Theater, Exhibition Conservatory of Beijing Botanical Garden, The COSCO Tower at Changlian Avenue Beijing, and the Wumen Exhibition Hall in Beijing’s Forbidden City, and a number of commercial structures in Southeast Asia. We believe that we compete on the strength of our reputation, track record, strong relationships with government clients and our ability to give expression to the vision of leading architects. By focusing on innovation while outsourcing commoditized manufacturing work, we believe we are able to add artistic and technological value to projects at cost-effective price points.

We believe that our business has opportunities for growth through the following growth strategies:

•	Emphasize Innovative Services. We focus our design, engineering, and installation expertise on distinct product segments requiring complex, unique or innovative design and installation techniques.

•
Provide Full Service Solutions. We meet the demand for fully integrated curtain wall contractors that can avoid the coordination difficulties inherent in the use of multiple curtain wall subcontractors and implement rapid and multiple design changes in a coordinated and timely manner, preventing project delays and reducing costs to the customer.

•
Leverage our Brand and Reputation. We believe that the strength of our brand is increasing in China and internationally as we build on our large range of projects and our offering of comparative cost advantages and supply-chain management for some of the most complex curtain wall systems in the world.

•
Geographic Expansion in China. Our objective is to achieve and maintain a leading position in the geographic regions and project segments that we serve by providing timely, high-quality services to our customers.

•
International Expansion. We intend to continue our efforts to perform work in other foreign countries and have launched initiatives to expand sales outside of our traditional China-based markets, including Hong Kong and Macau.

Corporate Information

We were incorporated in the State of Delaware on March 16, 2004. We were originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On October 17, 2006, we closed a share exchange transaction, described below, pursuant to which we (i) became the 100% parent of Full Art International, Ltd., a Hong Kong Company (“Full Art”), which has four subsidiaries, including its wholly-owned subsidiary Zhuhai King Glass Engineering Co., Ltd. (“Zhuhai”), a company formed under the laws of the People’s Republic of China (“PRC” or “China”), (ii) assumed the operations of Full Art and its subsidiaries and (iii) changed our name from SRKP 1, Inc. to China Architectural Engineering, Inc.

Our corporate offices are located at 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

Recent Events

Completion of the Share Exchange

On August 21, 2006, we entered into a share exchange agreement with KGE Group, Limited, a Hong Kong corporation and the sole shareholder of Full Art. On October 17, 2006, we entered into Amendment No. 1 to the share exchange agreement. Pursuant to the share exchange agreement, as amended (the “Exchange Agreement”), we agreed to issue an aggregate of 45,304,125 shares of our common stock in exchange for all of the issued and outstanding securities of Full Art (the “Share Exchange”). The Share Exchange closed on October 17, 2006.

Principal Terms of the Share Exchange

Upon the closing of the Share Exchange, we issued an aggregate of 45,304,125 shares of our common stock to the sole shareholder of Full Art and its designees in exchange for all of the issued and outstanding securities of Full Art. Also at the closing of the Share Exchange, we issued 100,000 shares of our common stock and a five-year warrant to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 for investor relations services (the “IR Securities”). In addition, immediately prior to the closing of the Share Exchange and the Private Placement, as described below, we and certain of our shareholders agreed to cancel an aggregate of 3,125,000 shares of common stock such that there were 2,275,000 shares of common stock outstanding immediately prior to the Share Exchange and Private Placement. We issued no fractional shares in connection with the Share Exchange.

Immediately after the closing of the Share Exchange and Private Placement, we had 50,000,000 outstanding shares of common stock and outstanding warrants to purchase 232,088 shares of our common stock. Upon the closing of the Share Exchange, the sole shareholder of Full Art and its designees owned approximately 90.6% of our issued and outstanding common stock, the pre-existing shareholders of the Company owned 4.7% and investors in the Private Placement (described below) (that closed concurrently with the Share Exchange) owned 4.6% of our outstanding common stock.

Pursuant to the terms of the Share Exchange, we agreed to register a total of 2,275,000 shares of common stock held by our shareholders who were shareholders immediately prior to the Share Exchange. Of these 2,275,000 shares held by our shareholders, 1,312,675 shares would be covered by the registration statement filed in connection with the Private Placement (described below) and 962,325 shares which are beneficially owned by affiliates of WestPark Capital, Inc. (“WestPark”) will be included in a subsequent registration statement filed by us within ten days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. We also agreed to register the IR Securities in the registration statement filed in connection with the Private Placement in addition to including 2,000,000 shares of common stock that were issued to FirstAlliance Financial Group, Inc., as a designee of the sole shareholder of Full Art at the closing of the Share Exchange, in the subsequent registration statement that is filed to register the shares held by the affiliates of WestPark.

Immediately after the closing of the Share Exchange, we changed our corporate name from “SRKP 1, Inc.” to “China Architectural Engineering, Inc.” The shares of our common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. The transactions contemplated by the Exchange Agreement, as amended, were intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

The Private Placement

On October 17, 2006, concurrently with the close of the Share Exchange, we received gross proceeds of $3,713,400 in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 2,320,875 shares of common stock at $1.60 per share. We agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine months period. After commissions and expenses, we received net proceeds of approximately $3,267,792 in the Private Placement. WestPark Capital, Inc. acted as placement agent in connection with the Private Placement. For its services as placement agent, WestPark received an aggregate fee of approximately $445,608, which consisted of a commission equal to 9.0% of the gross proceeds from the financing and a non-accountable fee of 3% of the gross proceeds. Some of the controlling shareholders and control persons of WestPark were also, prior to the completion of the Share Exchange, controlling shareholders and control persons of our company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of our company prior to the Share Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of WestPark and an officer and director our company prior to the Share Exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with us upon the closing of the Share Exchange.

The Offering

Common stock offered we are offering	300,000 shares (1)

Common stock outstanding after the offering	50,300,000 shares (2)

Offering Price	$3.00 to $4.00 per share (estimated)

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See "Use of Proceeds" on page for more information on the use of proceeds.

Risk factors
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7.

(1)
Excludes up to 45,000 shares that may be sold upon the underwriters’ over-allotment option. We are also concurrently registering for resale under a separate prospectus up to 3,965,638 shares of our common stock held by the selling stockholders named under the prospectus, including 232,088 shares that have been or may be acquired upon the exercise of warrants. None of these shares are being offered by us and we will not receive any proceeds from the sale of these shares. For additional information, see above under “Prospectus Summary - Relevant Events - Principal Terms of the Share Exchange” and “- The Private Placement.”

(2)
Based on 50,000,000 shares of common stock issued and outstanding as of January 26, 2007. The number of shares of our common stock outstanding excludes 232,088 shares of our common stock issuable upon exercise of outstanding warrants.

SUMMARY FINANCIAL DATA

On October 17, 2006, the Share Exchange closed and Full Art International, Ltd. became our wholly-owned subsidiary. Of the 45,304,125 shares we issued, 2,000,000 shares were issued to FirstAlliance Financial Group, Inc. upon closing of the Share Exchange. We believe that the shares must be accounted for as a non-reoccurring general and administrative expense for services rendered and, as a result, our earnings on a consolidated basis with Full Art will be reduced for the quarter and year ended December 31, 2006 by the amount of the expense. The reduction in earnings will be equal to the fair market value of the shares, which we believe will be $1.60 per share, the same per share price at which we sold shares in the private placement that closed concurrently with the Share Exchange. Also at the closing of the Share Exchange, we issued 100,000 shares of our common stock and a five-year warrant to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 for investor relations services, the value of which will have to be expensed.

The following is a summary of consolidated statements of operations data for Full Art International, Ltd. for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003 and consolidated balance sheet data for Full Art International, Ltd. as of September 30, 2006 and December 31, 2005 and 2004. The following summary financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related notes, and other financial information included herein. This information is only a summary. It does not necessarily represent or indicate what the financial position and results of operations of our company will be in the future.

	September 30,	December 31,
Consolidated Balance Sheets	2006	2005	2004
	(Unaudited)
Total Current Assets	$36,684,471	$21,706,705	$17,449,262
Total Assets	37,298,031	22,314,377	18,635,788
Total Liabilities	20,618,554	14,015,545	13,916,193
Total Stockholders' Equity	16,679,477	8,298,832	4,719,595

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
Consolidated Statements of Operations	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)

Contract revenues earned	$40,624,126	$25,818,283	$49,514,654	$28,774,431	$22,451,177
Net income	6,416,779	1,692,271	5,910,278	2,209,301	2,508,785

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. If and when our common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting our company. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus. With respect to this discussion, the terms, “we,” “us,” or “our” refer to China Architectural Engineering, Inc., and our 100%-owned subsidiary Full Art International, Ltd. (“Full Art”).

RISKS RELATED TO OUR OPERATIONS

Because we depend on governmental agencies for a significant portion of our revenue, our inability to win or renew government contracts could harm our operations and significantly reduce or eliminate our profits.

Revenues from Chinese government contracts represented approximately 70 to 80% of our revenues for each of the nine months ended September 30, 2006 and the year ended December 31, 2005. Our inability to win or renew Chinese government contracts could harm our operations and significantly reduce or eliminate our profits. Chinese government contracts are typically awarded through a regulated procurement process. Some Chinese government contracts are awarded to multiple competitors, causing increases in overall competition and pricing pressure. The competition and pricing pressure, in turn may require us to make sustained post-award efforts to reduce costs in order to realize revenues under these contracts. If we are not successful in reducing the amount of costs we anticipate, our profitability on these contracts will be negatively impacted. Finally, Chinese government clients can generally terminate or modify their contracts with us at their convenience.

If we are unable to accurately estimate and control our contract costs and timelines, then we may incur losses on our contracts, which may result in decreases in our operating margins and in a significant reduction or elimination of our profits.

If we do not control our contract costs, we may be unable to maintain positive operating margins or experience operating losses. We generally enter into three principal types of contracts with our clients: cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. Approximately 90% of our sales are from fixed price contracts, including one percent that are modified by incentive and penalty provisions. The remaining 10% of our sales are originated from are cost-plus-fee contracts. Under fixed-price contracts, we receive a fixed price regardless of what our actual costs will be. Consequently, we realize a profit on fixed-price contracts only if we control our costs and prevent cost over-runs on the contracts. Under fixed-price contracts modified by incentive and penalty provisions, we are paid a fixed price that may be increased or decreased based on incentive and provisions in our contracts. Under cost-plus-fee contracts, which may be subject to contract ceiling amounts, we are reimbursed for allowable costs and fees, which may be fixed or performance-based. If our costs exceed the contract ceiling or are not allowable under the provisions of the contract or any applicable regulations, we may not be reimbursed for all our costs. Under each type of contract, if we are unable to estimate and control costs and/or project timelines, we may incur losses on our contracts, which may result in decreases in our operating margins and in a significant reduction or elimination of our profits.

If we fail to timely complete, miss a required performance standard or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may affect our overall profitability.

We may commit to a client that we will complete a project by a scheduled date. We may also commit that a project, when completed, will achieve specified performance standards. If the project is not completed by the scheduled date or subsequently fails to meet required performance standards, we may either incur significant additional costs or be held responsible for the costs incurred by the client to rectify damages due to late completion or failure to achieve the required performance standards. The uncertainty of the timing of a project can present difficulties in planning the amount of personnel needed for the project. If the project is delayed or canceled, we may bear the cost of an underutilized workforce that was dedicated to fulfilling the project. In addition, performance of projects can be affected by a number of factors beyond our control, including unavoidable delays from weather conditions, unavailability of vendor materials, changes in the project scope of services requested by clients or labor disruptions. In some cases, should we fail to meet required performance standards, we may also be subject to agreed-upon financial damages, which are determined by the contract. To the extent that these events occur, the total costs of the project could exceed our estimates and we could experience reduced profits or, in some cases, incur a loss on that project, which may affect our overall profitability.

Our use of the “percentage-of-completion” method of accounting could result in reduction or reversal of previously recorded revenues and profits.

A substantial portion of our revenues and profits are measured and recognized using the “percentage-of-completion” method of accounting, which is discussed further in Note 2, “Summary Of Significant Accounting Policies” to our “Financial Statements.” Our use of this method results in recognition of revenues and profits ratably over the life of a contract, based generally on the proportion of costs incurred to date to total costs expected to be incurred for the entire project. The effect of revisions to revenues and estimated costs is recorded when the amounts are known or can be reasonably estimated. Such revisions could occur in any period and their effects could be material. Although we have historically made reasonably reliable estimates of the progress towards completion of long-term engineering, program and construction management or construction contracts in process, the uncertainties inherent in the estimating process make it possible for actual costs to vary materially from estimates, including reductions or reversals of previously recorded revenues and profits.

Our future revenues depend on our ability to consistently bid and win new contracts and renew existing contracts and, therefore, our failure to effectively obtain future contracts could adversely affect our profitability.

Our future revenues and overall results of operations require us to successfully bid on new contracts and renew existing contracts. Contract proposals and negotiations are complex and frequently involve a lengthy bidding and selection process, which is affected by a number of factors, such as market conditions, financing arrangements and required governmental approvals. If negative market conditions arise, or if we fail to secure adequate financial arrangements or the required governmental approval, we may not be able to pursue particular projects, which could adversely affect our profitability.

Our results could be adversely impacted by product quality and performance.

We manufacture or install products based on specific requirements of each of our customers. We believe that future orders of our products or services will depend on our ability to maintain the performance, reliability and quality standards required by our customers. If our products or services have performance, reliability or quality problems, we may experience delays in the collection of accounts receivables, higher manufacturing or installation costs, additional warranty and service expense, and reduced, cancelled or discontinued orders. Additionally, performance, reliability or quality claims from our customers, with or without merit, could result in costly and time-consuming litigation that could require significant time and attention of management and involve significant monetary damages.

Continued price volatility and supply constraints in the steel and aluminum markets could prevent us from meeting delivery schedules to our customers or reduce our profit margins.

Our business is dependent on the prices and supply of steel and aluminum, which, along with glass, are the principal raw materials used in our products. The steel and aluminum industries are highly cyclical in nature, and steel and aluminum prices have been volatile in recent years and may remain volatile in the future. Our purchases of aluminum ranged from approximately $1.00 to $1.40 per pound between December 15, 2005 and 2006, a fluctuation of approximately 40%, and from $0.60 to $1.40 per pound during the five years ended December 15, 2006, a fluctuation of approximately 133%. The price we paid for steel also fluctuated. For the year ended December 31, 2006, prices for seamless steel tubes ranged from approximately RMB 4,730 to 5,700 RMB per ton (a difference of approximately 21%), prices for angled steel ranged from approximately RMB 3,143 to RMB 3,465 per ton (a difference of approximately 10%), and prices for steel plates ranged from approximately RMB 3,332 to RMB 4,688 per ton (a difference of approximately 41%).

Steel and aluminum prices are influenced by numerous factors beyond our control, including general economic conditions, competition, labor costs, production costs, import duties and other trade restrictions. In the past there have been unusually rapid and significant increases in steel and aluminum prices and severe shortages in the steel and aluminum industries due in part to increased demand from China’s expanding economy and high energy prices. We do not have any long-term contracts for the purchase of steel and aluminum and normally do not maintain inventories of steel and aluminum in excess of our current production requirements. We can give you no assurance that steel and aluminum will remain available or that prices will not continue to be volatile. If the available supply of steel and aluminum declines, we could experience price increases that we are not able to pass on to our customers, a deterioration of service from our suppliers or interruptions or delays that may cause us not to meet delivery schedules to our customers. Any of these problems could adversely affect our results of operations and financial condition.

Our business is characterized by long periods for collection from our customers and short periods for payment to our suppliers, the combination of which may cause us to have liquidity problems.

We experience an average accounts settlement period ranging from three months to as high as one year from the time we provide services to the time we receive payment from our customers. In contrast, we typically need to place certain deposit with our suppliers on a portion of the purchase price in advance and for some suppliers we must maintain a deposit for future orders. We are typically paid by the contractor the entire amount due to us for our services and products once the entire project is completed, which could be significantly after we complete the curtain wall portion of the project. National policy requires the contractor to pay 85% of our total contract value to us before the project is completed, and the remainder may be paid when the contractor completes the entire project. Because our payment cycle is considerably shorter than our receivable cycle, we may experience working capital shortages. Working capital management, including prompt and diligent billing and collection, is an important factor in our results of operations and liquidity. We cannot assure you that system problems, industry trends or other issues will not extend our collection period, adversely impact our working capital.

The industries in which we operate are highly competitive.

The markets we serve are very competitive, price and lead-time sensitive and are impacted by changes in the commercial construction industry, including unforeseen delays in project timing and work flow. In addition, competition in the markets of the building industry and in the metal coil coating industry is intense. It is based primarily on:

•	quality;

•	service;

•	delivery;

•	ability to provide added value in the design and engineering of buildings;

•	price;

•	speed of construction in buildings and components; and

•	personal relationships with customers.

We compete with several large integrated glass manufacturers, numerous specialty, architectural glass and window fabricators, and major contractors and subcontractors. We also compete with a number of other manufacturers of engineered building systems ranging from small local firms to large national firms. Many of our competitors have greater financial or other resources than we. In addition, we and other manufacturers of engineered high-end curtain walls compete with alternative methods of building construction. If these alternative building methods compete successfully against us, such competition could adversely affect us. Demand for our services is cyclical and vulnerable to economic downturns. If the economy weakens, then our revenues, profits and our financial condition may deteriorate. Many of our competitors have greater financial or other resources than us.

Our business activities may require our employees to travel to and work in high security risk countries, which may result in employee death or injury, repatriation costs or other unforeseen costs.

As a multinational company, our employees often travel to and work in high security risk countries around the world that are undergoing political, social and economic upheavals resulting in war, civil unrest, criminal activity or acts of terrorism. For example, we will have had approximately 150 different employees working in Qatar from time to time and approximately 12 employees working in Vietnam from time to time. We have also had employees in Dubai. As a result, we may be subject to costs related to employee death or injury, repatriation or other unforeseen circumstances.

Force majeure events, including natural disasters and terrorists’ actions have negatively impacted and could further negatively impact the economies in which we operate, which may affect our financial condition, results of operations or cash flows.

Force majeure events, including natural disasters, such as Typhoon Pai Bi An that affected the Southeastern China Coast in August 2006 and terrorist attacks, such as those that occurred in New York and Washington, D.C. on September 11, 2001, could negatively impact the economies in which we operate.

We typically remain obligated to perform our services after a terrorist action or natural disaster unless the contract contains a force majeure clause that relieves us of our contractual obligations in such an extraordinary event. If we are not able to react quickly to force majeure, our operations may be affected significantly, which would have a negative impact on our financial condition, results of operations or cash flows.

We may suffer as a result of product liability or defective products.

We may produce products which injure or kill individuals despite proper testing. Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products.

We incur costs to comply with environmental laws and have liabilities for environmental cleanups.

Because we have air emissions, discharge wastewater, and handle hazardous substances and solid waste at our fabrication facilities, we incur costs and liabilities to comply with environmental laws and regulations and may incur significant additional costs as those laws and regulations change in the future or if there is an accidental release of hazardous substances into the environment. The operations of our fabrication facilities are subject to stringent and complex environmental laws and regulations that regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or locations to which we have sent waste for disposal. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations.

If our partners fail to perform their contractual obligations on a project, we could be exposed to legal liability, loss of reputation or reduced profits.

We sometimes enter into subcontracts, joint ventures and other contractual arrangements with outside partners to jointly bid on and execute a particular project. The success of these joint projects depends upon, among other things, the satisfactory performance of the contractual obligations of our partners. If any of our partners fails to satisfactorily perform its contractual obligations, we may be required to make additional investments and provide additional services to complete the project. If we are unable to adequately address our partner’s performance issues, then our client could terminate the joint project, exposing us to legal liability, loss of reputation or reduced profits.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational expertise of key personnel. Luo Ken Yi, our Chief Executive Officer and Chief Operating Officer, Tang Nianzhong, our Vice General Manager and Ye Ning, our Vice General Manager perform key functions in the operation of our business. There can be no assurance that we will be able to retain these managers after the term of their employment contracts expire. The loss of these managers could have a material adverse effect upon our business, financial condition, and results of operations. We must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced management and other key personnel. We cannot assure you that we will be able to hire or retain such employees.

We cannot guarantee the protection of our intellectual property rights and if infringement or counterfeiting of our intellectual property rights occurs, our reputation and business may be adversely affected.

Our success depends in part on our ability to preserve our patents and trade secrets and operate without infringing the proprietary rights of third parties. We currently own approximately 32 patents in China. If we fail to maintain our patents and trade secret protections, we may not be able to prevent third parties from using our proprietary rights. In addition, our issued patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage. If a third party initiates litigation regarding our patents, and is successful, a court could revoke our patents or limit the scope of coverage for those patents. We also rely upon trade secrets, proprietary know-how and continuing technological innovation to remain competitive. We attempt to protect this information with security measures such as the use of confidentiality agreements with our employees, consultants and corporate collaborators. It is possible that these individuals will breach these agreements and that any remedies for a breach will be insufficient to allow us to recover our costs. Furthermore, our trade secrets, know-how and other technology may otherwise become known or be independently discovered by our competitors.

Furthermore, we have registered and applied for registration of our trademarks in the PRC, where we have a substantial business presence, to protect the reputation of our products. Our products are sold under these trademarks. There is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future. Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to enforce our intellectual property rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

We enjoy certain preferential tax concessions and loss of these preferential tax concessions will cause our tax liabilities to increase and our profitability to decline.

We enjoy preferential tax concessions in the PRC as a high-tech enterprise. Pursuant to the State Council’s Regulations on Encouraging Investment in and Development, we were granted a reduction in our income tax rate to a rate of 15%. In addition, there is no assurance that the preferential tax treatment in the PRC will remain unchanged and effective. Our tax liabilities will increase and our profits may accordingly decline if our reduced income tax rate is no longer applicable and/or the tax relief on investment in PRC is no longer available.

Our actual results could differ from the estimates and assumptions that we use to prepare our financial statements, which may significantly reduce or eliminate our profits.

To prepare financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions as of the date of the financial statements, which affect the reported values of assets and liabilities and revenues and expenses and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

•	the application of the “percentage-of-completion” method of accounting, and revenue recognition on contracts, change orders, and contract claims;

•	provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, vendors and others;

•	provisions for income taxes and related valuation allowances;

•	value of goodwill and recoverability of other intangible assets; and

•	accruals for estimated liabilities, including litigation and insurance reserves.

Our actual results could differ from those estimates, which may significantly reduce or eliminate our profits.

RISKS RELATED TO US DOING BUSINESS IN CHINA

All of our assets are located in China and substantially all of our revenues are derived from our operations in China, and changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the results of operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, particularly the pharmaceutical industry, through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC, particularly in our industry since it deals with contracts from the Chinese Government, and our executive officers and employees have not been subject to the United States Foreign Corrupt Practices Act prior to the completion of the Share Exchange. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign persons or foreign funded enterprise under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. During the past decade, the rate of inflation in China has been as high as approximately 20% and China has experienced deflation as low as approximately minus 2%. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate, including our ability to pay dividends.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and subsidiaries. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

In addition, on August 8, 2006, the Ministry of Commerce (“MOFCOM”), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, new foreign-investment rules which took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars. These new rules significantly revise China’s regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

These new rules may significantly affect the means by which offshore-onshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions. It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure its domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the SAFE notices and new rules. Our business operations or future strategy could be adversely affected by the SAFE notices and the new rules. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities.

Any recurrence of Severe Acute Respiratory Syndrome (SARS), Avian Flu, or another widespread public health problem, in the PRC could adversely affect our operations.

A renewed outbreak of Severe Acute Respiratory Syndrome, Avian Flu or another widespread public health problem in China, where all of our manufacturing facilities are located and where all of our sales occur, could have a negative effect on our operations. Such an outbreak could have an impact on our operations as a result of:

•	quarantines or closures of some of our manufacturing facilities, which would severely disrupt our operations,

•	the sickness or death of our key officers and employees, and

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations are conducted in China. Moreover, almost all of our directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

RISKS RELATED TO OUR CAPITAL STRUCTURE

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange (“AMEX”) in the future. There is no guarantee that the American Stock Exchange, or any other exchange or quotation system, will permit our shares to be listed and traded. If we fail to obtain a listing on the American Stock Exchange, we may seek quotation on the OTC Bulletin Board. The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Global Market or AMEX. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Global Market or AMEX. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Pursuant to the terms of the Share Exchange, we agreed to file a registration statement with the Securities and Exchange Commission to register a total of 2,320,875 shares of common stock issued in an equity financing that that was conducted in connection with the Share Exchange that closed on October 17, 2006. The investors in the Private Placement also entered into a lock-up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis. We also agreed to register the IR Securities, which consists of 100,000 shares of our common stock and common stock underlying a five-year warrant to purchase 232,088 shares, in the registration statement filed in connection with the Private Placement.

We also agreed to register all of the 2,275,000 shares of common stock held by our shareholders who were shareholders immediately prior to the Share Exchange. Because we issued shares to these shareholders were issued shares while we were a “blank check” shell company with no operations, these shareholders are considered to be promoters or affiliates. It should be noted that these shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their transferees, can only resell their shares through a registration statement filed under the Securities Act. Of the 2,275,000 shares held by our shareholders prior to the Share Exchange, we agreed to register 1,312,675 shares in the registration statement filed in connection with the Private Placement. We agreed to register the remaining 962,325 shares, which are beneficially owned by affiliates of WestPark Capital, Inc., in a subsequent registration statement filed by us within ten days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. We also agreed to register 2,000,000 shares of our common stock that were issued to FirstAlliance Financial Group, Inc., which received its shares as a designee of the sole shareholder of Full Art at the closing of the Share Exchange. The shares will be registered in the registration statement that is filed to register the shares held by the affiliates of WestPark. All of the shares included in an effective registration statement as described above may be freely sold and transferred except if subject to a lock up agreement.

Additionally, following the Share Exchange, the former stockholder of Full Art may be eligible to sell all or some of our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of the closing of the Share Exchange, 1% of our issued and outstanding shares of common stock was approximately 500,000 shares. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Following the Share Exchange, the former principal stockholder of Full Art has significant influence over us.

Our largest shareholder, KGE Group, Limited, or KGE Group, beneficially owns or controls approximately 75.5% of our outstanding shares as of the close of the Share Exchange. Luo Ken Yi, who is our Chief Executive Officer, Chief Operating Officer, and Chairman of the Board, and Ye Ning, who is our Vice General Manager and a director, are directors of KGE Group. In addition, Luo Ken Yi and Ye Ning own approximately 77.0% and 2.5%, respectively, respectively, of KGE Group’s issued and outstanding shares. As a result of its holding, KGE Group has controlling influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. KGE Group also has the power to prevent or cause a change in control. In addition, without the consent of KGE Group, we could be prevented from entering into transactions that could be beneficial to us. The interests of KGE Group, and its control persons, may differ from the interests of our shareholders.

We will recognize a charge to our earnings as a result of the Share Exchange and also may not be able to achieve the benefits we expect to result from the Share Exchange.

On August 21, 2006, we entered into the Exchange Agreement, as amended on October 17, 2006, with KGE Group, the sole shareholder of Full Art, pursuant to which we agreed to acquire 100% of the issued and outstanding securities of Full Art in exchange for shares of our common stock. On October 17, 2006, the Share Exchange closed, Full Art became our wholly-owned subsidiary, our sole business operations became that of Full Art, and the management and directors of Full Art became the management and directors of us.

We may not realize the benefits that we hoped to receive as a result of the Share Exchange, which includes:

•	access to the capital markets of the United States;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Share Exchange will be realized in respect to our new business operations. In addition, the attention and effort devoted to achieving the benefits of the Share Exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

In addition, we issued 2,000,000 shares of common stock to FirstAlliance Financial Group, Inc. upon closing of the Share Exchange, and management believes that the shares must be accounted as a non-reoccurring general and administrative expense and, as a result, will reduce our earnings, if any, for the quarter and year ended December 31, 2006. The reduction in earnings will be equal to the value of the shares, which will be valued at $1.60 per share, the same per share price at which we sold shares in the Private Placement. As a result of the reduction in earnings, our results of operation for the quarter and year ended December 31, 2006 will suffer and the value of our common stock and your investment may fall.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act Of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company’s independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2008 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is not currently listed or quoted for trading, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”) once, and if, it starts trading. Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to foreign exchange control regulations of China.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. Because substantially all of our operations are conducted in China and a majority of our revenues are generated in China, all of our revenue being earned and currency received are denominated in Renminbi (RMB). RMB is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.

We do not foresee paying cash dividends in the foreseeable future.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and we currently intend to retain any future earnings for funding growth. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Our dependence on government contracts;

•	Fluctuation and unpredictability of costs related to our products and services;

•	Changes in the laws of the PRC that affect our operations;

•	Our failure to meet or timely meet contractual performance standards and schedules;

•	Any recurrence of severe acute respiratory syndrome (SARS) or Avian Flu;

•	Reduction or reversal of our recorded revenue or profits due to “percentage of completion” method of accounting;

•	Our dependence on the steel and aluminum markets;

•	Exposure to product liability and defect claims;

•	Our ability to obtain all necessary government certifications and/or licenses to conduct our business;

•	Development of a public trading market for our securities;

•	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

•
The other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Full Art’s Financial Condition and Results of Operations,” and “Business.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 300,000 shares of common stock in the offering will be approximately $[___] million, assuming an initial public offering price of $3.00 per share and after deducting the underwriting discounts and commissions and estimated offering expenses. If the underwriters' over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $[___] million.

The principal purposes of this offering are to increase our working capital, to create a public market for our common stock, to facilitate our future access to the public capital markets. The net proceeds will be used for general corporate purposes. We cannot specify with certainty the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations and competition. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We have no current intentions to acquire any other businesses. Pending these uses, the proceeds will be invested in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

We paid cash dividends of $4,108,226 during the year ended December 31, 2004 and cash dividends of $2,571,396 during the year ended December 31, 2005.

CAPITALIZATION

The following table summarizes our capitalization as of September 30, 2006, on:

•	an actual basis;

•
pro forma basis to reflect the share exchange transaction and private placement transaction that closed on October 17, 2006 that included (i) the issuance of 45,304,125 shares of common stock (including 2,000,000 shares to FirstAlliance Financial Group, Inc.) in exchange for all of the issued and outstanding securities of Full Art, (ii) the issuance of 2,320,875 shares of common stock to investors in the private placement for $1.60 per share, and (iii) the issuance of 100,000 shares of common stock and warrants to purchase 232,088 shares of common stock to an investor relations firm; and

•
a pro forma as adjusted basis to reflect our receipt of estimated net proceeds from the sale of our shares of common stock, represented by shares of common stock, in this offering, at an assumed public offering price of $3.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

You should read this table in conjunction with “Use of Proceeds,” “Summary Financial Information,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	September 30, 2006
	(unaudited)
	Actual	Pro Forma	Pro forma as adjusted
	(in thousands except share data)
Stockholders’ equity:
Preferred stock, $0.001 par value, nil and 10,000,000 shares authorized as of September 30, 2006 and as adjusted, respectively; 0 shares outstanding at September 30, 2006 and as adjusted	—	—	—
Common stock, $0.001 par value; authorized actual, pro forma and pro forma as adjusted, 30,000, 100,000,000, and 100,000,000 shares, respectively; issued and outstanding actual, pro forma, and pro forma as adjusted, 30,000, 50,000,000, and 50,300,000, respectively (1)	3,858	50,000	50,300
Additional paid in capital	—	6,721	7,621
Statutory reserves	1,475	1,475	1,475
Accumulated other comprehensive income	365	365	365
Retained earnings	14,836	10,437	10,437
Total stockholders’ equity	16,679	58,561	59,761
Total capitalization	$20,534	$58,561	59,761

(1)
The number of our shares of common stock shown above to be outstanding after this offering is based on 50,000,000 shares outstanding as of September 30, 2006. This information excludes 232,088 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.60 per share. The warrants were issued on October 17, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been a public trading market for our common stock and our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol “[____]”.  As of January 26, 2007, we had 71 registered shareholders.

DILUTION

If you invest in our shares of common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the net tangible book value per share of common stock immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of September 30, 2006, was $[___] million, or $[___] per share. Assuming the sale by us of 300,000 shares of common stock offered in this offering at an assumed public offering price of $3.00 per share, and after deducting the underwriting discount and commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2006, would have been $[___] million, or $[____] per share. This represents an immediate increase in net tangible book value of $[_____] per share to our existing shareholders and an immediate dilution of $[____] per share to the new investors purchasing shares of common stock in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share			$3.00
Net tangible book value per share before the offering	$
Increase per share attributable to new public investors

Net tangible book value per share after this offering

Dilution per share to new public investors		$

The following table sets forth, on an as adjusted basis as of September 30, 2006, the difference between the number of shares of common stock purchased from China Architectural Engineering, Inc., the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $[___] per share of common stock:

	Shares Purchased(1)		Total Consideration (in thousands)				Average Price Per
	Number	Percent	Amount		Percent		Share
Existing shareholders	50,000,000	99.4%			$	%	$
New investors	300,000	0.6%	$900,000%				$3.00

Total	50,300,000	100		%	100%

 If the underwriters’ over-allotment option of 45,000 shares of common stock is exercised in full, the number of shares held by existing shareholders will be reduced to [_______]% of the total number of shares to be outstanding after this offering; and the number of shares held by the new investors will be increased to [_____] shares, or [____]%, of the total number of shares of common stock outstanding after this offering.

The discussion and tables above is based on 50,000,000 shares of common stock issued and outstanding as of September 30, 2006. This information excludes 232,088 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.60 per share. The warrants were issued on October 17, 2006. To the extent that these warrants are exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

ACCOUNTING OF THE SHARE EXCHANGE

The acquisition of Full Art by us pursuant to the Share Exchange Transaction was accounted for as a recapitalization by us. The recapitalization was, at the time of the Share Exchange, the merger of a private operating company (Full Art) into a non-operating public shell corporation (us) with nominal net assets and as such is treated as a capital transaction, rather than a business combination. As a result no goodwill is recorded. The transaction is the equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation. The pre acquisition financial statements of Full Art are treated as the historical financial statements of the consolidated companies. The financial statements presented will reflect the change in capitalization for all periods presented, therefore the capital structure of the consolidated enterprise, being the capital structure of the legal parent, is different from that appearing in the financial statements of Full Art in earlier periods due to the recapitalization.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data for the years ended December 31, 2005, 2004, and 2003 and the balance sheet data as of December 31, 2005 and 2004 is derived from our audited consolidated financial statements, which are included elsewhere in this prospectus. The selected consolidated statement of operations data for the years ended December 31, 2002 and 2001 and the balance sheet data as of December 31, 2002 and 2001 is derived from our unaudited consolidated financial statements not included in this prospectus. The following selected consolidated statement of operations data for the nine months ended September 30, 2006 and 2005 and consolidated balance sheet data as of September 30, 2006 is derived from our unaudited interim condensed consolidated financial statements, which are included elsewhere in this prospectus. In the opinion of management, unaudited financial statements include all adjustments, consisting principally of normal recurring accruals, that management considers necessary for a fair presentation of the financial position and the results of operations for these periods. Historical results are not necessarily indicative of the results of operations for future periods. The following data is qualified in its entirety by and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(unaudited)	(unaudited)				(unaudited)	(unaudited)
	(in thousands)

Contract revenues earned	$40,624	$25,818	$49,515	$28,774	$22,451	$16,533	$10,852

Cost of contract revenues earned	(30,311)	(19,620)	(36,368)	(21,419)	(14,730)	(11,138)	(9,989)

Gross profit	$10,313	$6,199	$13,146	$7,356	$7,721	$5,395	$863

Selling, administrative and other operating expenses	(3,483)	(4,288)	(6,463)	(4,636)	(3,564)	(1,844)	(719)
Interest expenses, net	(7)	(78)	(117)	(260)	(116)	(12)	(3)

Income from operations	$6,823	$1,833	$6,566	$2,460	$4,042	$3,539	$141

Other income, net	744	206	501	240	174	23	99

Income before taxes	$7,566	$2,040	$7,068	$2,700	$4,215	$3,562	$240

Income tax	(1,150)	(344)	(1,157)	(491)	(739)	(564)	(48)

Net income	$6,417	$1,695	$5,910	$2,209	$3,476	$2,998	$192

	September 30,	December 31,
Consolidated Balance Sheets	2006	2005	2004	2003	2002	2001
	(unaudited)				(unaudited)	(unaudited)
	(in thousands)
Current Assets	$36,684	$21,707	$17,449	$15,040	$98,020	$82,098
Total Assets	37,298	22,314	18,636	15,388	100,774	86,230
Current Liabilities	20,568	14,016	13,916	8,774	60,848	63,344
Total Liabilities	20,619	14,016	13,916	8,774	61,232	63,724
Total Stockholders' Equity	16,679	8,299	4,720	6,614	39,542	22,506

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus.

This prospectus contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

OVERVIEW

We were incorporated in the state of Delaware on March 16, 2004. We were originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On October 17, 2007, we closed a share exchange transaction described below, pursuant to which we (i) became the 100% parent of Full Art International, Ltd., a Hong Kong Company (“Full Art”), which has four subsidiaries, including its wholly-owned subsidiary, Zhuhai King Glass Engineering Co., Ltd., a company formed under the laws of the People’s Republic of China (“PRC” or “China”), (ii) assumed the operations of Full Art and its subsidiaries and (iii) changed our name from SRKP 1, Inc. to China Architectural Engineering, Inc. Full Art was incorporated in Hong Kong on July 30, 1992 under the Companies Ordinance of Hong Kong.

We specialize in the design, engineering and installation of high-end specialty curtain wall systems, including glass curtain walls, stone curtain walls, metal curtain walls, roofing systems, and related products, for public works projects and commercial real estate. We have designed and installed nearly one hundred projects throughout China, including the National Grand Theater, Exhibition Conservatory of Beijing Botanical Garden, The COSCO Tower at Changlian Avenue Beijing, and the Wumen Exhibition Hall in Beijing’s Forbidden City, and a number of commercial structures in Southeast Asia. We compete on the strength of our reputation, track record, strong relationships with government clients and our ability to give expression to the vision of leading architects. By focusing on innovation while outsourcing commoditized manufacturing work, we are able to add artistic and technological value to projects at cost-effective price points.

Our work is performed under cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. The length of our contracts varies but typically have a duration of approximately two years. Approximately 90% of our sales are from fixed price contracts, including one percent that are modified by incentive and penalty provisions. The remaining 10% of our sales are originated from are cost-plus-fee contracts. Under cost-plus-fee contracts, which may be subject to contract ceiling amounts, we are reimbursed for allowable costs and fees, which may be fixed or performance-based. If our costs exceed the contract ceiling or are not allowable under the provisions of the contract or any applicable regulations, we may not be reimbursed for all our costs. Under fixed-price contracts, we receive a fixed price regardless of what our actual costs will be. Consequently, we realize a profit on fixed-price contracts only if we control our costs and prevent cost over-runs on the contracts. Under fixed-price contracts modified by incentive and penalty provisions, we are paid a fixed price that may be increased or decreased based on incentive and provisions in our contracts.

On August 21, 2006, we entered into a share exchange agreement, as amended on October 17, 2006 (the “Exchange Agreement”), with Full Art and KGE Group Limited, which was Full Art’s sole shareholder, pursuant to which KGE Group would transfer all of Full Art’s issued and outstanding securities to us in exchange for 45,304,125 shares of our common stock. Concurrently with the close of the Share Exchange, we would close a private placement transaction (the “Private Placement”) pursuant to which we would receive gross proceeds in the amount of $3,713,400.

On October 17, 2006, the Share Exchange closed and Full Art became our wholly-owned subsidiary. Of the 45,304,125 shares we issued, 2,000,000 shares were issued to FirstAlliance Financial Group, Inc. upon closing of the Share Exchange. We believe that the shares must be accounted for as a non-reoccurring general and administrative expense for services rendered and, as a result, our earnings on a consolidated basis with Full Art will be reduced for the quarter and year ended December 31, 2006 by the amount of the expense. The reduction in earnings will be equal to the fair market value of the shares, which we believe will be $1.60 per share, the same per share price at which we sold shares in the private placement that closed concurrently with the Share Exchange. Also at the closing of the Share Exchange, we issued 100,000 shares of our common stock and a five-year warrant to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 for investor relations services, the value of which will have to be expensed.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. We believe the following are the critical accounting policies that impact the financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual experience may differ from these estimates.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation - The consolidated financial statements include our accounts and the accounts of our subsidiaries. Significant inter-company transactions have been eliminated in consolidation.

Concentrations and Credit Risks - For the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004, substantially all of our sales were to companies located in the PRC and all of our assets were located in the PRC. Our operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the Chinese government has pursued economic reform policies in the past, we cannot assure you that the Chinese government will continue to pursue such policies or that such policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affect China’s political, economic and social conditions. We can give no assurance that the Chinese government’s pursuit of economic reforms will be consistent or effective.

Revenue and Cost Recognition - Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to the estimated total cost for each contract. The revenue earned in a period is based on the ratio of costs incurred to the total estimated costs required by the contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Total estimated gross profit on a contract, being the difference between total estimated contract revenue and total estimated contract cost, is determined before the amount earned on the contract for a period can be recognized. The measurement of the extent of progress toward completion are used to determine the amount of gross profit earned to date; the earned revenue to date is the sum of the total cost incurred on the contract and the amount of gross profit earned.

Earned revenue, cost of earned revenue, and gross profit are determined as follows:

i. Earned Revenue is the amount of gross profit earned on a contract for a period plus the costs incurred on the contract during the period.

ii. Cost of Earned Revenue is the cost incurred during the period, excluding the cost of materials not unique to a contract that have not been used for the contract.

iii. Gross Profit earned on a contract are computed by multiplying the total estimated gross profit on the contract by the percentage of completion. The excess of that amount over the amount of gross profit reported in prior periods is the earned gross profit that should be recognized in the income statement for the current period.

Selling, General, And Administrative Costs - Selling, general, and administrative costs are charged to expense as incurred. Allowances for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

Contract Receivable - Contract receivable represents billings to customers on the percentage of work completed and recognized to date based on contract price. An allowance is provided for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. We record an allowance for doubtful collections for our outstanding contract receivable at the end of the period in accordance with generally accepted accounting principles in the Untied States, and we consider that allowance to be reasonable at September 30, 2006, December 31, 2005 and December 31, 2004.

Comprehensive Income - Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. Our current components of other comprehensive income are the foreign currency translation adjustment.

Income Taxes - Income tax is accounted for using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets, if it is more likely than not these items will either expire before we are able to realize their benefits, or that future realization is uncertain.

Advertising - Advertising costs are expensed as incurred.

Research and Development - All research and development costs are expensed as incurred. The costs of material and equipment acquired or constructed for research and development and having alternative future uses are classified as property and equipment and depreciated over their estimated useful lives.

Retirement Benefits- We make monthly contributions to various employee retirement benefit plans organized by provincial governments in the PRC in accordance with rates prescribed by them. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of our company. Contributions to these plans are charged to expense as incurred.

Plant and Equipment - Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Land Use Rights - Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method.

Accounting for the Impairment of Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the reporting years, there was no impairment loss.

Inventories - Inventories are raw materials which are stated at the lower of weighted average cost or market value.

Advances to Suppliers - Advances to suppliers represent the cash paid in advance for purchasing raw materials.

Cash and Cash Equivalents - All highly liquid investments purchased with original maturities of three months or less to be cash equivalents. We maintain bank accounts only in the PRC and Hong Kong. We do not maintain any bank accounts in the United States of America.

Restricted Cash - Restricted cash represents time deposit accounts to secure notes payable and bank loans.

Foreign Currency Translation - The consolidated financial statements are presented in United States dollars. Our functional currencies as well as the functional currencies of our subsidiaries are the Hong Kong Dollar (HKD) and Renminbi (RMB). The consolidated financial statements are translated into United States dollars from HKD and RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Surplus Reserves - Surplus reserves for foreign investment enterprises are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

Intangibles - Under the Statement of Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” all goodwill and certain intangible assets determined to have indefinite lives will not be amortized, but will be tested for impairment at least annually. Other intangible assets will be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets.”

Results of Operations

The following table sets forth our statements of operations for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003 in U.S. dollars:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(unaudited)	(unaudited)
		(in thousands)

Contract revenues earned	$40,624	$25,818	$49,515	$28,774	$22,451

Cost of contract revenues earned	(30,311)	(19,620)	(36,368)	(21,419)	(14,730)

Gross profit	$10,313	$6,199	$13,146	$7,356	$7,721

Selling, administrative and other operating expenses	(3,483)	(4,288)	(6,463)	(4,636)	(3,564)
Interest expenses, net	(7)	(78)	(117)	(260)	(116)

Income from operations	$6,823	$1,833	$6,566	$2,460	$4,042

Other income, net	744	206	501	240	174

Income before taxes	$7,566	$2,040	$7,068	$2,700	$4,215

Income tax	(1,150)	(344)	(1,157)	(491)	(739)

Net income	$6,417	$1,695	$5,910	$2,209	$3,476

	Year Ended December 31,
	2005	2004	2003
Basic and diluted net income per common share	$162.18	$27.88	$115.88

Basic and diluted weighted average common shares outstanding	30,000	30,000	30,000

The following table sets forth unaudited condensed pro forma information of our earnings per share:

	Year Ended December 31,
	2005	2004	2003
	(unaudited, pro forma)

Net income	$5,910,278	$2,209,301	$3,476,474

Basic earnings per share	50,000,000	50,000,000	50,000,000
Basic weighted-average shares outstanding	$0.12	$0.04	$0.07

Diluted earnings per share	50,232,088	50,232,088	50,232,088
Diluted weighted-average shares outstanding	$0.12	$0.04	$0.07

Nine Months Ended September 30, 2006 and 2005

Contract revenues earned for nine months ended September 30, 2006 were $40.6 million, an increase of $14.8 million, or 57.3%, from the contract revenues earned of $25.8 million for the comparable period in 2005. The primary reason for the increase in contract revenues earned was an increase in the number of projects for the nine months ended September 30, 2006. In addition, we also experienced a general increase in the amount of revenue generated per project for the nine months ended September 30, 2006 as compared to the same period in 2005.

Cost of contract revenues earned for the nine months ended September 30, 2006 was $30.3 million, an increase of $10.7 million, or 54.5%, from $19.6 million for the comparable period in 2005. Cost of contract revenues earned consists of the raw materials, labor and other operating costs related to manufacturing. The increase in costs of contract revenues earned was primarily due to the increased number of projects for the nine months ended September 30, 2006. Gross profit for the nine months ended September 30, 2006 was $10.3 million, an increase of $4.1 million, or 66.4%, from $6.2 million for the comparable period of 2005. Our gross margin for the nine months ended September 30, 2006 was 25.4% as compared with 24.0% for the nine months ended September 30, 2005. The increase was primarily a result of increased prices for our services and products passed onto our customers.

Selling and administrative expenses were $3.5 million for the nine months ended September 30, 2006, a decrease of approximately $0.8 million, or 18.8%, from $4.3 million for the comparable period in 2005. The decrease was primarily due to the implementation of internal controls on operating expenses during the first nine months of 2006, including stricter control on staff costs, entertainment expenses, and traveling expenses.

Income from operations for the nine months ended September 30, 2006, was $6.8 million, an increase of $5.0 million, or 272.2%, from $1.8 million for the comparable period in 2005. The increase was due to the increase in contract revenues earned, and control in the cost of contract revenues earned.

Income tax was $1.1 million for the first nine months of 2006 compared with $344,000 for the first nine months of 2005. The primary reason for the increase was due to the increase in income before taxes. Through two of our subsidiaries, Zhuhai King Glass Engineering Co., Ltd and Zhuhai King General Glass Engineering Technology Co., Ltd, we are generally subject to a PRC income tax rate of 33%; however, in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is currently 15%. In addition, we and two of our subsidiaries are subject to Hong Kong profits tax rate of 17.5%.

Net income for the nine months ended September 30, 2006 was $6.4 million, an increase of $4.7 million, or 278.5%, from $1.7 million for the comparable period in 2005. Our net profit margin for the nine months ended September 30, 2006 was 15.8%, compared with 6.6% for the same period of 2005.

Years Ended December 31, 2005 and 2004

Contract revenues earned for year ended December 31, 2005 were $49.5 million, an increase of $20.7 million, or 72.1%, from the contract revenues earned of $28.8 million for the year ended December 31, 2004. The primary reason for the increase in contract revenues earned was an increase in the number of projects for the year ended December 31, 2005. In addition, we also experienced a general increase in the amount of revenue generated per project in 2005 as compared to 2004.

Cost of contract revenues earned for the year ended December 31, 2005 was $36.4 million, an increase of $15.0 million, or 69.8%, from $21.4 million for the year ended December 31, 2004. The increase in costs of contract revenues earned was primarily due to the increased number of projects for the year ended December 31, 2005. Gross profit for the year ended December 31, 2005 was $13.1 million, an increase of $5.7 million, or 78.7%, from $7.4 million for the year ended December 31, 2004. Our gross margin for the year ended December 31, 2005 was 26.6% as compared with 25.6% for the year ended December 31, 2004.

Selling and administrative expenses were $6.5 million for the year ended December 31, 2005, an increase of approximately $1.8, or 39.4%, from $4.6 million for the year ended December 31, 2004. The increase was primarily due to growth in operations and related increases in staff costs and project-related expenses, such as insurance, professional fees, and general expenses of onsite offices.

Income tax was $1.2 million for the year ended December 31, 2005 compared with $491,000 taxes for the year ended December 31, 2004. The primary reason for the increase was due to the increase in income before taxes.

Net income for the year ended December 31, 2005 was $5.9 million, an increase of $3.7 million, or 167.5%, from $2.2 million for the comparable period in 2004.

Years Ended December 31, 2004 and 2003

Contract revenues earned for year ended December 31, 2004 were $28.8 million, an increase of $6.3 million, or 28.2%, from the contract revenues earned of $22.5 million for the year ended December 31, 2003. The primary reason for the increase in contract revenues earned was an increase in the number of projects for the year ended December 31, 2004. In addition, we also experienced a general increase in the amount of revenue generated per project for the year ended December 31, 2004 as compared to 2003.

Cost of contract revenues earned for the year ended December 31, 2004 was $21.4 million, an increase of $6.7 million, or 45.4%, from $14.7 million for the year ended December 31, 2003. The increase in costs of contract revenues earned was primarily due to the increased number of projects for the year ended December 31, 2004. Gross profit for the year ended December 31, 2004 was approximately $7.4 million, a decrease of approximately $365,000, or 4.7%, from approximately $7.7 million for the year ended December 31, 2003. Our gross margin for the year ended December 31, 2004 was 25.6% as compared with 34.4% for the year ended December 31, 2003. The decrease in gross margin was primarily a result of increase in prices of construction materials for the year ended December 31, 2004.

Selling and administrative expenses were $4.6 million for the year ended December 31, 2004, an increase of approximately $1.0 million, or 30.1%, from $3.6 million for the year ended December 31, 2003. The increase was primarily due to growth in operations and related increases in staff costs and project-related expenses, such as insurance, professional fees, and general expenses of onsite offices.

Income tax was approximately $491,000 for the year ended December 31, 2004 compared with $739,000 for the year ended December 31, 2003. The primary reason for the decrease was due to the decrease of income before tax for the year ended December 31, 2004.

Net income for the year ended December 31, 2004 was $2.2 million, a decrease of approximately $1.3 million, or 36.4%, from $3.5 million for the year ended December 31, 2003.

Liquidity and Capital Resources

At September 30, 2006, we had cash and cash equivalents of $1,790,103. Prior to October 17, 2006, we have historically financed our business operations through short-term bank loans and cash provided by operations.

We borrowed funds through short-term notes during the year ended December 31, 2004 in the amounts of $3.6 million and $1.2 million that were due and repaid by us during the 2005 fiscal year. The notes carried interest rates of 5.04% and 6.786%, respectively, per annum. We also borrowed funds through a short-term notes during the year ended December 31, 2005 in the amount of $743,000 that we repaid in 2006. The notes had an interest rate of 6.1065%.

On October 17, 2006, concurrently with the close of the Share Exchange, we received gross proceeds of $3,713,400 in a private placement transaction (the “Private Placement”). For its services as placement agent, WestPark Capital, Inc. received an aggregate fee of approximately $445,608, which consisted of a commission equal to 9.0% of the gross proceeds from the financing and a non-accountable fee of 3% of the gross proceeds. We also incurred legal and accounting expenses of approximately $150,000. After commissions and expenses, we received net proceeds of approximately $3,117,792.

Net cash used in operating activities for the nine months ended September 30, 2006 was $2.7 million, as compared to $2.1 million used in the same period in 2005. The change is primarily the result of an increase in net income and account payable during the first nine months of 2006, partially offset by a decrease in payables. Net cash provided by operating activities for the year ended December 31, 2005 was $3.5 million as compared to $5.0 million provided for the year ended December 31, 2004. The decrease in cash provided from operating activities is primarily the result of an increase in receivables, partially offset by an increase in net income during the year ended December 31, 2005.

Net cash used by investing activities was $107,000 for the first nine months of 2006 compared to $16,000 provided for the first nine months of 2005. The change was a result of a decrease from purchases of plant and equipment during the first nine months of 2006. Net cash provided by investing activities was $390,000 for the year ended December 31, 2005, as compared to net cash used of $851,000 for the year ended December 31, 2004. The change was primarily a result of a disposal of land use rights in 2005 that we originally purchased during 2004. The purchase of the land use right was to build a factory, but the government reclaimed the right from us for other purposes. As a result, we returned the land use right to the government and received the entire purchase amount.

Net cash provided by financing activities was $3.2 million for the first nine months of 2006 compared to $623,000 used for the first nine months of 2005. The change was primarily due to a repayment of short-term loans in the amount of $3.6 million during the first nine months of 2005, as compared to a repayment of $744,000 during the same period in 2006. Net cash used by financing activities was $6.6 million for the year ended December 31, 2005 compared to cash used in the amount of $3.0 million for the year ended December 31, 2004. The increase in cash used was primarily due to repayments of short-term loans in the amount of $4.8 million during the year ended December 31, 2005 and the receipt of proceeds from short-term loans in the amount of $1.8 million during the year ended December 31, 2004. This is partially offset by a dividend paid during 2004 in the amount of $4.1 million, as compared to dividends paid during 2005 in the amount of $2.6 million.

As of September 30, 2006, contracts receivables were $28.8 million, an increase of $21.5 million, or 293.1%, over contracts receivables of $7.3 million as of September 30, 2005. The increase in contracts receivable reflected an increase in contract revenue earned. In addition, the increase in contracts receivable reflects not only the increase in sales but also the long collection period because the collection period typically runs from three months to one year before we receive full payment for our services and products. Since we require an average of one to two months to receive products we order from the date of our order, we have been increasing our inventories in order to enable us to meet anticipated increases in sales. In addition, our payment cycle is considerably shorter than our receivable cycle, since we typically pay our suppliers all or a portion of the purchase price in advance and for some suppliers we must maintain a deposit for future orders. We are currently involved in three lawsuits in which we are suing other parties for overdue payments. The total amount involved is $1,292,520.

At September 30, 2006, we had no material commitments for capital expenditures other than for those expenditures incurred in the ordinary course of business. During the second half of 2006, we intend to expend approximately $3.0 to $4.0 million to purchase materials and serve as deposits for performance bonds for new projects that we have obtained. Additional capital for this objective would be required that is in excess of our liquidity, requiring us to raise additional capital through an equity offering or secured or unsecured debt financing. The availability of additional capital resources will depend on prevailing market conditions, interest rates, and our existing financial position and results of operations.

The following table describes our contractual commitments and obligations as of December 31, 2005 (in thousands):

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	1,649	457	601	518	73

Quantitative and Qualitative Disclosure Regarding Market Risk

Credit Risk. We are exposed to credit risk from our cash at bank, fixed deposits and contract receivables. The credit risk on cash at bank and fixed deposits is limited because the counterparts are recognized financial institutions. Contract receivables are subject to credit evaluations. We periodically record a provision for doubtful collections based on an evaluation of the collectibility of contract receivables by assessing, among other factors, the customer’s willingness or ability to pay, repayment history, general economic conditions and our ongoing relationship with the customers. We are currently involved in three lawsuits in which we are suing other parties for overdue payments. The total amount involved is $1,292,520.

Foreign Currency Risk. The functional currencies of our company are the Hong Kong Dollar (HKD) and Renminbi (RMB). Substantially all of our operations are conducted in the PRC. Our sales and purchases are conducted within the PRC in RMB. Conversion of RMB into foreign currencies is regulated by the People’s Bank of China through a unified floating exchange rate system. Although the PRC government has stated its intention to support the value of the RMB, there can be no assurance that such exchange rate will not again become volatile or that the RMB will not devalue significantly against the U.S. dollar. Exchange rate fluctuations may adversely affect the value, in U.S. dollar terms, of our net assets and income derived from our operations in the PRC. In addition, the RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.

Country Risk. Substantial portion of our business, assets and operations are located and conducted in China. While China’s economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese government and our business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, will also be negatively affected.

Off-Balance Sheet Arrangements

None.

New Accounting Pronouncements

In May 2005, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods consolidated financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

In February 2006, the FASB issued a SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

We do not anticipate that the adoption of these two standards when effective will have a material impact on these consolidated financial statements.

DESCRIPTION OF BUSINESS

Overview

We specialize in the design, engineering and installation of high-end specialty curtain wall systems, including glass curtain walls, stone curtain walls, metal curtain walls, roofing systems, and related products, for public works projects and commercial real estate. We have designed and installed nearly one hundred projects throughout China, including the National Grand Theater, Exhibition Conservatory of Beijing Botanical Garden, The COSCO Tower at Changlian Avenue Beijing, and the Wumen Exhibition Hall in Beijing’s Forbidden City, and a number of commercial structures in Southeast Asia. We believe that we compete on the strength of our reputation, track record, strong relationships with government clients and our ability to give expression to the vision of leading architects. By focusing on innovation while outsourcing commoditized manufacturing work, we believe we are able to add artistic and technological value to projects at cost-effective price points.

Market Opportunities

The continuing expansion of the Chinese economy has spurred the substantial growth of China’s construction industry, especially in the commercial and public works sectors. As architectural designs for these buildings have become more complex, challenging and modern in scope, there has been an increased need for technology driven companies providing high-end specialty curtain wall systems.

Increasingly, architects have come to favor designs that focus on improved natural lighting, active climate control and cost savings. Increasing demand for state-of-the-art curtain wall glass cladding has spurred technological innovation within the industry to provide new designs and engineering processes. Contractors are relying on firms that can work with architects to develop and enhance their vision and efficiently implement their design while maintaining high quality standards and cost control.

There is an increasing trend in the construction industry toward complex, fast-track, design-build projects. These projects require that all phases of construction be accomplished in accordance with compressed time schedules that involve the hired firm at early stages of the project. These projects also are characterized by numerous design changes requiring that all construction participants coordinate their efforts in order to respond quickly and efficiently in implementing these changes. Those firms capable of meeting this demand must have the ability to provide a total overall solution, from design and project management, to complete engineering services, through manufacturing, installation and servicing.

As China’s economy continues to develop, it is expected that increased construction will be required to accommodate growth in education, culture, social welfare and business. Libraries, museums, exhibition halls, stadiums, planetariums and science centers are among the types of structures increasingly needed in China today. These large public structures can be very costly in terms of energy consumption, calling for new ways to build efficient wall systems that actively conserve energy. In addition, governmental agencies and international regulators are becoming more environmentally conscious in the enactment of regulations governing new construction. Rising fuel costs and environmental concerns have resulted in regulation designed to ensure that new commercial and public works buildings have a low environmental impact. Technologies such as solar lighting, advanced shading systems and circulating sea water systems are constantly improving the ability of structures to interact with the environment by taking advantage of natural conditions, thus meeting the dual goals of reducing energy costs and lessening environmental impact. Currently, most innovative, cutting edge projects appear in the largest cities of China. Yet as development continues, it is expected that mid- and small-sized cities will increasingly move towards investing in these structures as well.

Products and Services

For over 10 years, we have implemented our technology-driven policy of design, manufacturing, and engineering excellence to meet the exacting architectural challenges of Chinese and international customers. We design and develop systems to offer custom-designed solutions for developers of commercial and public works projects with special architectural features. In terms of project management, we exercises overall project planning and control over key areas of activities such as design and engineering, procurement, production scheduling, quality control and site installation. Our comprehensive package of services allows us to offer customized engineering solutions at an affordable cost to meet the requirements of our clients.

Our primary business focus is on designing, engineering and installing specialty high-end curtain wall systems, including glass curtain walls, stone curtain walls, metal curtain walls, roofing systems, and related products. For each of the nine months ended September 30, 2006 and the year ended December 31, 2005, approximately 95% of our sales came from new construction projects. The remainder is comprised primarily of projects where we add new glass skins to old buildings. A number of these projects have been done in Hong Kong, where the goal was to preserve the original style and features of the structure while applying a new skin which would protect the building and add new energy-saving and aesthetic features.

Concept and Project Management. Initially, we work with the architect to develop, clarify and enhance the overall creative vision for the project. In the design of a curtain wall system, architects are freely able to choose different structure systems to meet the requirements of various architectural models. All contracts awarded are assigned a project number, which is used to track each component and man-hour associated with the project through the entire construction process. All project drawings, specifications and completion schedules on a project are reviewed by our senior management team, and all projects are assigned to one or more project managers, who assume primary responsibility for all aspects of the project. Reporting to the project manager are construction supervisors, safety and administration staff, quality control staff and project engineering staff. Each of these project team members coordinates with internal functional departments and outside suppliers as appropriate. Often a project manager assigned to a given project will have significant experience in similar projects. A project manager generally will be responsible for a number projects in various stages of completion at any given time, depending on the scope, complexity, and geographic location of such projects. Each project is divided into critical sequences that follow the anticipated curtain wall construction path. Each sequence follows a timeline, the status of which is continually monitored. Project managers coordinate and manage design changes or other changes in scheduled completion deadlines in an effort to minimize overall project delays.

Design. Specific technical parameters of the concept are established as new design elements are created and combined with existing technologies. During the design phase, our engineers and technicians review preliminary and completed designs and make recommendations regarding types of connections, possible savings on fabrication techniques, and methods of installation. Operating state-of-the art computer-aided design (CAD) stations, these individuals provide customized design solutions in the form of structural calculations, drawings, fabrication and installation details, together with technical advice and consultancy on specifications, feasibility studies and material procurement. At the implementation stage of the project, detailed fabrications/shop-drawings are produced, discussed and agreed with the project architect/manager. These form the blueprint for project execution and scheduling. Every order is scheduled for production through CAD and computer-aided manufacturing (CAM) systems with progress tracked at each stage of the project process. Quality control and assurance programs are a combination of our specifications with quality inspectors working at all production stages.

Engineering. We maintain significant in-house structural engineering and detailing capabilities that enable us to implement and coordinate with our shop and field personnel original project specifications and changes to building and structural designs sought by our clients. These resources help influence critical determinations as to the most cost-effective systems, designs, connections, and installation procedures for a particular project. Our engineers work on-site with suppliers to machine our patented curtain wall elements and to procure the appropriate raw materials. Our detailers prepare detail shop drawings of the dimensions, positions, locations, and connections, and the fabrication and installation sequences, of each component utilized in a project, and continually update these drawings to accommodate design and other changes. Our automated detailing systems produce updated detail drawings electronically, which can be delivered to our domestic and foreign field locations. Detailers coordinate directly with customers and our suppliers and installation teams to determine and plan the order of fabrication and installation of a project and associated personnel and equipment requirements.

Fabrication. Although we are responsible for hiring suppliers and manufacturers, we subcontract the manufacture of parts made from glass, metal and other materials used in our curtain wall systems. Once parts have been manufactured by subcontracted factories, we will occasionally process them further. This processing takes place in our facilities in Beijing, Shanghai and Zhuhai and usually entails procedures such as adding metal frames to or drilling holes in glass panes, or cutting and bending steel rods into customized shapes. All of our products are fabricated in accordance with applicable industry and specific customer standards and specifications. We have developed project-specific and company-wide quality assurance and quality control programs, and utilize sophisticated systems to inspect all fabricated components. We prepare load lists that identify the sequence and date that each individual component is required on a project, a procedure that reduces the handling of and the need to store materials in the field. After the completion of processing to customer specifications, finished pieces are loaded for shipment to the construction site.

Installation. We have 165 full-time workers and supervisors who are engaged on our projects. Our installation teams consist of highly-trained, skilled and experienced field operatives with established lines of communication between the work site, the technical design department and the factory, ensuring that clients are provided with optimum and cost-effective practical solutions. Site installation is managed through our trained project management staff, and each project has a dedicated project team. On site there are a number of our supervisors who are each responsible for a different section of the curtain wall project. Each supervisor typically manages 30 to 50 of our workers. A small project may have just one work team while a very large project may have five or more. Because the workers are all trained by us and are familiar with the workflow process, they can work on any project in any location. Our project supervisors are often internally developed from our pool of workers. Occasionally, we will hire additional contract labor for specific sections of a very large project or if there are several projects being installed simultaneously, but these extra workers only supplement our core project team. The installation team coordinates its site delivery program with the main contract schedule to meet completion deadlines. The installation process typically consists of pre-assembly of metal and glass component parts at the project site, the lifting of components by crane to the appropriate location at the site and the final assembly of major components.

Customer Service. Our quality control and assurance department is comprised of trained technicians who are responsible for the quality assurance, including quality control of in-process fabrication and site installation by a detailed inspection as well as continued maintenance after project completion. We have adopted important safety policies that are administered and enforced by our senior management and provide training on safety procedures and techniques to our shop and field personnel.

Strategy

To reach the goal of being a preferred choice for Chinese and international government, contractor and architectural clients, we are focusing on the following strategies:

Emphasize Innovative Services. We are committed to meeting the demands of the market, both in China and internationally, through technical innovation and solutions. We focus our design, engineering, and installation expertise on distinct product segments requiring unique or innovative techniques as we have extensive experience in providing services requiring complex design and installation techniques and other unusual project needs. These service capabilities have enabled us to address design-sensitive projects such as stadiums, uniquely designed commercial buildings, and projects that typically carry higher margins than other commercial and public works buildings.

Provide Full Service Solutions. We meet the demand for fully integrated curtain wall contractors that can (i) avoid the coordination difficulties inherent in the use of multiple curtain wall subcontractors; and (ii) implement rapid and multiple design changes in a coordinated and timely manner, preventing project delays and reducing costs to the customer. We believe that a key factor in our success has been our ability to provide, through our in-house personnel, valuable input and assistance to our customers with respect to overall project design, engineering fabrication and installation sequences and other critical project decisions. This often results in overall project cost savings and efficiencies and helps to solidify key customer relationships. In addition to our centralized project management, we also uses a high percentage of skilled installation employees local to projects and utilize advanced scheduling systems to enhance our ability to provide project management services to customers complementary to our core engineering, detail drawing, shop fabrication, and field installation services.

Leverage Our Brand and Reputation. We believe that the strength of our brand is increasing in China and internationally as we build on our large range of projects and our offering of comparative cost advantages and supply-chain management for some of the most complex curtain wall systems in the world. We believe that we have gained a reputation in the industry as a reliable, fully integrated provider of design-build, engineering, installation services with the ability to complete large, complex projects on a timely, cost-efficient basis.

Geographic Expansion in China. Our objective is to achieve and maintain a leading position in the geographic regions and project segments that we serve by providing timely, high-quality services to our customers. We believe that our ability to offer design-build services and our project management capabilities make us a preferred source for complex, design-build projects in the geographic regions we serve. We believe that we have long-standing relationships with China’s top construction officials and leading international architects, having completed high profile projects in China, including the National Theater in Beijing, Shenzhen International Airport and the National Palace Museum. We plan to continue to meet the needs of government and private sector customers in the larger cities within China where we are able to leverage our relationships with national and regional accounts and where commercial and public works development has been more prevalent. We believe that as China’s economic growth continues to reach down to second and third tier cities across the country, governments of those cities will want to build their own high-end public works projects.

International Expansion. We intend to continue our efforts to perform work in other foreign countries. We have launched initiatives to expand sales outside of our traditional China-based markets. We intend to build more projects in Hong Kong and Macau, where demand continues to be brisk. We have also begun working on projects in Vietnam. In addition to building new projects, we intend to continue to add advanced curtain wall technology to existing structures, enabling owners and developers to modernize and improve cost efficiency. In the Middle East, we believe that demand will grow along with trade expansion and continued windfalls from ever-increasing oil prices. We are currently working on a project in Doha, Qatar.

Product Attributes

Our curtain wall products are highly engineered specialty wall systems consisting primarily of a series of glass panels set in metal frames, stone panels, or metal panels, as well as roofing systems and related products. A curtain wall is fixed to the commercial building by mechanical connection, either in a primarily inoperable mode or adjustable with special settings with spring or press systems. Glass panels are connected to the metal support system by metal clamps and fixing bolts. The support system of fixing bolts could be a steel, aluminum and or glass structure, with glass flank or spidery tension rod or cable.

We offer a variety of support systems:

Glass Fin Support System. The facial glass mixing with the glass fin provides facade with maximum transparence, which eliminates the differential expansion among glass metal structures.

Metal Structure Support System. This system utilizes both steel post and steel truss of aluminum post in a metal structure. One of our most popular support systems, its flexibility can fully meet the criteria of demanding modern architecture. At the same time, the combination of transparent glass and steady metal structure completely realizes a harmony between beauty and force, elegance and strength.

Spidery Tension Rod/Cable Support System. This system utilizes a stainless steel tension rod connector for connecting the tension rod or the tension cable to the steel structure in order to form a stable spidery structure for glass curtain wall supporting. A response to the challenge of modern architecture, architects are able to create a smooth and transparent facade.

We use a variety of clamping devices to integrate the glass frame to the support system. Metal “spider” clamps are cast from stainless or high-strength carbonic steel in and provide the features of high strength, simple installment and easy maintenance. Our metal clamps integrate the facial glass with the structure, enhancing the hardness of an entity. Transferable cabling structure makes the curtain wall stretch higher, meeting designers’ requirements for the larger size of vertical space. The combination of steel and glass embodies the feature of stability, lightness and transparency, expressing the majesty and originality of a building.

Our fixing bolts are made of stainless steel and are used for holding the glass glazing. These specifically designed bolts transfer the wind loads, deflection stress and the weight of glass itself to the metal support system which helps reduce the strain on the glass and ensure structural integrity. These bolts are offered in both countersink and flat head. Countersink head fixing bolts they provide a smooth surface when fit flush in the outward surfaces of the glass. They are typically utilized in single and double glazed glass structures. The cylindrical head of our flat head fixing bolts protrude from the surface of glass, which provides more strength against wind force and shear force and can use to fix laminated and insolated glass.

We offer a variety of glass panels allowing a diverse selection of styles to meet the architectural demands of our clients:

Insulating Glass. Increases a window’s thermal performance and sound insulation; constructed with two or more pieces of glass separated by a desiccant-filled spacer and sealed with an organic sealant. The desiccant absorbs the insulating glass unit’s internal moisture.

Laminated Glass. Consists of two or more pieces of glass fused with a vinyl or urethane interlayer and is used primarily for skylight, security and hurricane-resistant application.

Energy- Efficient Coated Glass. Provides solar control, both minimizing heat gain and controlling thermal transfer, by adding coatings to glass. In addition, coatings add color and varying levels of reflectively.

Spandrel Glass. The use of full coverage paint on insulated glass or polyester opacifier film backing on high performance coated glass for the non-vision areas of the building.

Stone or metal may also be used as paneling

Projects

Our work is performed under cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. The length of our contracts varies but typically have a duration of approximately two years.

Approximately 90% of our sales are from fixed price contracts, including one percent that are modified by incentive and penalty provisions. The remaining 10% of our sales are originated from are cost-plus-fee contracts. Under fixed-price contracts, we receive a fixed price regardless of what our actual costs will be. A disadvantage of these types of contracts is that we realize a profit only if we control our costs and prevent cost over-runs on the contracts, which can oftentimes be out of our control, such as cost of materials. An advantage of these contracts is that we could adjust the material and technology that we use in the project, as long as we satisfy the requirements of our customer, and there is a potential to benefit from lower costs of materials. Under fixed-price contracts modified by incentive and penalty provisions, we are paid a fixed price that may be increased or decreased based on incentive and provisions, such as meeting timeline and quality objectives.

Under cost-plus-fee contracts, which may be subject to contract ceiling amounts, we are reimbursed for allowable costs and fees, which may be fixed or performance-based. If our costs exceed the contract ceiling or are not allowable under the provisions of the contract or any applicable regulations, we may not be reimbursed for all our costs. An advantage of cost-plus-fee contracts is that the cost of materials has generally has no effect on our profit, since we are reimbursed for costs. A disadvantage is that the profit resulting from any cost savings on the materials goes to the contractor and not us.

Noteworthy or recently completed or awarded projects include the following:

Beijing Botanical Garden Greenhouse
Bringing the theme, “remembering roots”, to life, the greenhouse was constructed with 8,000 pieces of irregular double glazed toughened glass panes and a steel structure to create a three-dimensional image of roots and stems intertwining. The spider and fixed-point glass curtain wall system automatically adjusts for temperature, humidity, sun shading, UV exposure and irrigation. The structure is comprised of an elliptical atrium (bud) and a double -curved radiated sector (leaf). The “bud” is set on the outside surface of the steel truss, and the “leaf” is on the inside, both protecting the steel from the rain forest conditions inside and expressing the theme.

National Grand Theater - Beijing	• The titanium roof and glass curtain wall form a multi-layered, color shifting elliptical shell • Changes in light and temperature will produce unpredictable color effects

Palace Museum, Wumen Exhibition Hall Forbidden City, Beijing	Using patented point fixture glass technology, we created an installation which will at once preserver the ancient hall and offer maximum visibility and enjoyment for visitors.

Skyscraper in Doha, Qatar
• In June 2005, we were awarded the contract for construction of the glass curtain wall and solar protection system of the Qatar high-rise office tower, which will be located in West Bay, Doha and will be the tallest building in Qatar when completed.

• The design evokes the geometric complexity of the oriental moucharabieh, a typical Islamic style of interlaced wooden screenwork, while also functioning as a form of solar protection.

• The curtain wall is composed of four “butterfly” aluminum elements of different scales. This overall pattern changes in order to provide maximal protection from the strong east and west sun. The inside layer is a reflective glass skin, which complements protection. A system of roller-blinds can also be used when needed.

Shenzhen International Airport “Flying Eagle”
• Reflecting its location at an airport, the structure was designed to give the impression of a great bird in flight.

• Transparent laminated toughened glass panes were fixed to the columns by spider and point-supported devices.

Zhongguancun Software Park, Beijing
• The “Disc”, with a diameter of 85 meters, is hung 20 meters in the air by radial steel cables and tension cables fixed to four cone-shaped steel columns.

• The “Disc” utilizes a high-tech photoelectric system for environmental protection and conservation. Sunlight is converted to electrical energy and stored in photoelectric boards in the laminated glass.

• Spider and point-fixed toughened laminated glass shows off the intricate steel structure.

Sales and Marketing

Sales

Sales managers lead our sales and marketing efforts through our headquarters in Zhuhai, China, and our regional sales offices in Beijing, Shanghai, Nanjing, Guangzhou and Hangzhou, China. Each sales manager is responsible primarily for our estimates, sales, and marketing efforts in defined geographic areas. In addition, we employ full-time project estimators and chief estimators. Our sales representatives attempt to maintain relationships with the Chinese government, general contractors, architects, engineers, and other potential sources of business to determine potential new projects under consideration. Our sales efforts are further supported by our executive officers and engineering personnel, who have substantial experience in the design, fabrication, and installation of high-end specialty curtain walls.

We compete for new project opportunities through our relationships and interaction with our active and prospective customer base, which we believe provides us with valuable current market information and sales opportunities. In addition, we are often contacted by governmental agencies in connection with public construction projects, and by large private-sector project owners and general contractors and engineering firms in connection with new building projects.

Upon selection of projects to bid or price, our estimating division reviews and prepares projected costs of shop, field, detail drawing preparation, raw materials, and other costs. On bid projects, a formal bid is prepared detailing the specific services and materials we plans to provide, payment terms and project completion timelines. Upon acceptance, our bid proposal is finalized in a definitive contract. We experience an average accounts settlement period ranging from three months to as high as one year from the time we provide services to the time we receive payment from our customers. In contrast, we typically need to place certain deposit with our suppliers on a portion of the purchase price in advance and for some suppliers we must maintain a deposit for future orders. We are typically paid by the contractor the entire amount due to us for our services and products once the entire project is completed, which could be significantly after we complete the curtain wall portion of the project. National policy requires the contractor to pay 85% of our total contract value to us before the project is completed, and the remainder may be paid when the contractor completes the entire project. Because our payment cycle is considerably shorter than our receivable cycle, we may experience working capital shortages. We have used short-term bank loans, cash provided by operations and financings to fund our operations.

Marketing

Management believes that we have developed a reputation for innovative technology and quality in the specialty high-end curtain wall industry. Marketing efforts are geared towards advancing us as a brand of choice for building the world’s most modern and challenging projects.

The focus of our marketing plan is print advertising, participation in tradeshows and exhibitions and lecture and technology briefings to designers and property owners. In 2005 and 2006, we maintained an annual advertising budget of approximately $300,000.

With a targeted approach, our print ads appear regularly in popular Chinese consumer and industry publications and trade journals. To better showcase our diverse products to potential customers, we regularly exhibit at the leading trade shows and exhibitions. Our dynamic, state-of-the-art trade show exhibits are developed internally to showcase our latest product offerings.

Production

Supplier Selection

We procure high quality glass panes, metal support beams, and other curtain wall components from a number of regional and international suppliers, depending on the requirements of the contract. Once the suppliers are chosen, our engineers work with them to configure their production processes to manufacture anything from a standard glass pane to a patented fixing bolt or connector. All manufacturing is monitored and approved by our quality control and engineering departments.

Component Processing and Delivery

Once the curtain wall components are produced, they are either shipped directly to the site or sent to one of our facilities for further processing. Such processing typically involves drilling holes in glass panes, affixing metal frame pieces to glass panes, and cutting steel rods and bending them into customized shapes. The project manager and project engineer jointly approve all factory purchases.

Quality Control

Our manufacturing production facilities are designed and maintained with a view towards conforming with good practice standards. To comply with the strict requirements of our customer base, we have implemented a quality assurance plan setting forth our quality assurance procedures. Our quality control department is responsible for maintaining quality standards throughout the production process. Quality control executes the following functions:
•  setting internal controls and regulations for semi-finished and finished products;

•  implementing sampling systems and sample files;

•  maintaining quality of equipment and instruments;

•  auditing production records to ensure delivery of quality products;

•  articulating the responsibilities of quality control staff; and

•  on-site evaluation of supplier quality control systems.

We have received the following certifications in recognition of our production and quality assurance program:

•  ISO 9001 - International Quality System Certification, February 2005;

•  ISO 14001 - International Environmental System Certification, April, 2005; and

•  ISO 18001 - International Safety System Certification, June 2005.

Research and Development

Companies such as us are under pressure from customers to respond more quickly with new designs and product innovations to support rapidly changing consumer tastes and regulatory requirements. We believe that the engineering and technical expertise of our management and key personnel, together with our emphasis on continuing research and development in support of our high-end curtain wall technologies, allows us to efficiently and timely identify and bring new, innovative products to market for our customers using the latest technologies, materials and processes. We believe that continued research and development activities are critical to maintaining our offering of technologically-advanced products to serve a broader array of our customers.

For example, in an effort to add value and create new markets, we are working to develop high performance systems that reduce the need for air conditioning in the summer and heat in the winter. Our products under development are designed to both reduce the direct light and heat coming into the building and, through the use of photovoltaic cells, to harness the energy collected from the sun and further reduce external energy costs by generating power for use in other areas of the building. Other features are designed to add a level of programmed intelligence, automatically adjusting louvers/blinds and other façade controls to achieve predetermined levels for user comfort. These efforts are made to meet the demand for self-sustaining buildings and clean, renewable power in response to climbing energy prices and declining energy reserves.

Our research and development strategy relies primarily on internal innovation and development, supplemented with collaboration with academic and research institutions. For example, we have been appointed by the Chinese Ministry of Construction to lead the committee tasked with establishing national standards for the fixing bolt glass curtain wall technology industry. Luo Ken Yi, our Chief Executive Officer and Chief Operating Officer, will be the Editor-in-Chief for the new standard code. Also, in recognition of our contributions to the curtain wall industry, Luo Ken Yi and two other of our engineers were appointed to senior posts at the Architectural Glass and Metal Structure Institute of Qinghua University in Beijing, one of the most prestigious research institutions in China. We actively track research developmental trends and government regulations, and continually seek to both improve and perfect existing products and develop new ones in accelerated product development cycles. In addition, we seek to recruit and retain qualified Chinese and foreign technical personnel. As of August 24, 2006, we employed 92 designers and engineers and 5 additional research and development personnel.

We expended approximately $950,000, $519,000 and $499,000 on research and development activities for the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004, respectively, representing reinvestment of approximately 1% to 2% of our annual revenues each period to such efforts.

Competition

The markets that we serve are highly competitive, price and lead-time sensitive and are impacted by changes in the commercial construction industry, including unforeseen delays in project timing and workflow. In addition, competition in the markets of the building industry is intense. It is based primarily on:

•	quality;

•	service;

•	delivery;

•	ability to provide added value in the design and engineering of buildings;

•	price;

•	speed of construction in buildings and components; and

•	personal relationships with customers.

We compete with several large integrated glass manufacturers, numerous specialty, architectural glass and window fabricators, and major contractors and subcontractors. We also compete with a number of other manufacturers of engineered building systems ranging from small local firms to large national firms. Many of our competitors have greater financial or other resources than we do. In addition, we and other manufacturers of engineered high-end curtain walls compete with alternative methods of building construction. If these alternative building methods compete successfully against us, such competition could adversely affect us. Demand for our services is cyclical and vulnerable to economic downturns. If the economy weakens, then our revenues, profits and financial condition may deteriorate.

Government Regulation

China’s construction industry is heavily regulated by the national government. On November 1, 1997, the National Government of the PRC published the Construction Law of the PRC, Presidential Order No. 91, which is the basic construction law of China. This law outlines the basic requirements and rules for all construction activity in China. Underneath the National Government, the Ministry of Construction also writes laws. On March 14, 2001, the Ministry of Construction published Rule No. 87, which puts forth licensing requirements for all construction companies operating in China. The Ministry of Construction also writes specific standards for all different types of construction. The two standards from the Ministry of Construction which are most relevant to our business are: (i) the Curtain Wall Engineering and Design Licensing Standard, and (ii) the Light-Duty Steel Building Structure Engineering and Design Licensing Standard. These standards stipulate the basic requirements for construction companies in China in such areas as registered capital, tangible assets, liability insurance, employee regulations and engineering certifications. The standards also have graded levels of qualification. We have first class certification for the Curtain Wall Standard and Second Class Certification for the Light Steel Structure Standard. In addition, Provincial and municipal governments may also enact regulations through their own construction bureaus.

Employees

As of September 30, 2006, we had 389 full-time employees. Substantially all of our employees are located in China. We believe that our relationship with our employees is good.

We our required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. In the last three years, Zhuhai contributed approximately $86,680, $106,280 and $72,462 for the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004, respectively. We expect the amount of Zhuhai’s contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

Facilities

We have offices and processing factories in six cities in China. All buildings and land are leased. The leases end around 2010, and we have the right to renew. The central office is in Zhuhai, where the majority of design and engineering staff are located. The Beijing and Shanghai offices have smaller design teams as well. All offices are sales centers for the area. The three factories are used for further processing certain curtain wall components before they are shipped to the construction site.

Zhuhai
Jiuzhou Avenue, 105 West Baishi Road	1,080 square meters (office)
1,700 square meters (factory)
Beijing
Jianwei Building Room 302 - 305, 66 South Lishi Road	393 square meters (office)
Caiyu Economic Development Zone, East Part, Caiyu Town, Daxing District, Beijing	3,380 Square meters (factory)

Shanghai
Room 701 - 702, Yataiqiye Building, Zhaojiabin Road No. 333	451 square meters (office)
Tairi Town, Fengxian District, Shangha	8,811 square meters (factory)

Nanjing
Dongpei Building Room 1509, 199 Jianye Road	149 square meters (office)

Guangzhou
Chengjian Building, 10th Floor, West Tiyu Road	231 square meters (office)

Hangzhou
Xiandai Yayuan No. 21, Block 2, Room 204, Chaowang Road	158 square meters (office)

Legal Proceedings

We are not a party to any material legal proceedings.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following individuals constitute our board of directors and executive management:

Name	Age	Position
Luo Ken Yi	49	Chief Executive Officer, Chief Operating Officer and Chairman of the Board
Tang Nianzhong	43	Vice General Manager and Director
Ye Ning	49	Vice General Manager and Director
Li Guoxing	32	Vice General Manager of Design
Bai Fei	34	Vice General Manager of Marketing
Wang Zairong	53	Chief Technology Officer and General Engineer
Feng Shu	69	Research and Development Supervisor
Wang Xin	44	Chief Financial Officer

Luo Ken Yi has been Chief Executive Officer, Chief Operating Officer and Chairman of the Board since 1992. Luo Ken Yi studied Medicine, Mechanical Engineering and Engineering Management in China (1978 to 1983), the U.S (1986 to 1988), Australia (1996-1998) and Hong Kong and obtained a Master’s Degree 1997. He served as Project Manager and Production Manager at P.X. Engineering, Inc. in the U.S from 1989 to 1991, Mr. Luo founded the Kangbao Electronics Co., Ltd. in 1988 in Shunde, Guangdong, China, where he served as Chief Engineer, Technical Manager, Vice Manager General and Deputy President from 1986 to 1989. Mr. Luo founded us in 1992 and served as Chief Managing Director. Later, he studied steel supported glass curtain wall design in the U.S. and Europe 1992 to 1994. He was appointed Vice President of the Architectural Glass and Metal Structure Institute of Qinghua University in 1999. In 2000 he was appointed by the Chinese Ministry of Construction to head the committee on creating national standards for the glass curtain wall industry. Mr. Luo owns over thirty patents related to point fixed glass technology. He was honored as one of the “Ten Great Leaders in Technology” and has published numerous books and articles.

Tang Nianzhong has been Vice General Manager and a Director since 1995. Tang Nianzhong graduated from the Guangzhou University of Chinese Medicine, Department of Medicine, in 1986. In 1999 he received his MBA from Murdoch University in Australia. From 1986 to 1994, he worked in the bone surgery department of the Nanhai People’s Hospital in Foshan. From 1994 to 1995 he was Vice General Manager of Foshan Xinhua Advertising Co., Ltd. In 1995 he joined us, where he has served as Production Manager, Sales Manager, Project Manager, Administration Manager and Vice General Manager.

Ye Ning has been Vice General Manager and a Director since 1995. Ye Ning graduated from the Guangzhou University of Chinese Medicine, Department of Medicine in 1983. From 1983 to 1988 he served on the staff of the Guangzhou Institute of Physical Education. From 1988 to 1993 he worked in the orthopedics department of the Nanhai People’s Hospital in Foshan. In 1993 he joined us, where he has served as Project Manager, Operations Manager, Purchasing Manager and Vice General Manager.

Li Guoxing has been Vice General Manager of Design since 2001. Li Guoxing graduated from Guizhou Technology University, Department of Construction, in 1996. In 2003 he received his MBA from the Royal Canadian College. From 1996 to 1998 he was a designer at the Guizhou Chemical Design Institute. In 1998 he joined us, where he has worked and served as Designer, Chief Engineer, Leader of the Design Institute and Vice General Manager of Design.

Bai Fei has been Vice General Manager of Marketing since 2004. Bai Fei graduated from Guizhou Broadcasting and Television University with a major in construction in 1994. In 1994 he worked briefly as a designer for the Guizhou Institute of Architectural Science and Research before moving on to work as a Manager of Decoration and Construction in the Aerospace department of the Liyang Group Decorated Project Company until 1995. In 1995 he joined us, where he has served as Technical Department Manager prior to becoming Vice General Manager of Marketing in 2004.

Wang Zairong has been Chief Technology Officer and General Engineer since 2004. Wang Zairong graduated from the Qinghua University School of Mechanical Engineering in 1977. From 1977 to 1979 he was a mechanical designer at Xi’an Research Institute of Mechanical Engineering. From 1980 to 1982 he was a mechanical designer at Xi’an Physics and Space Research Institute. From 1982 to 1993 Mr. Wang was a System Structure Designer at the Xi’an Aerospace Ministry. From 1993 to 1997 he was Senior Engineer and Vice General Manager of Technology at Yuantongqiao (Huizhou) Industrial Co., Ltd. In 1997 he joined us, where he has served as Marketing Manager, Production Manager, General Engineer prior to becoming Chief Technology Officer in 2004.

Feng Shu has been Research and Development Supervisor since 2000. She graduated from the Civil Engineering Department of National Qinghua University in 1960. She is a member of the Construction Glass and Metal Structure Research Committee of National Qinghua University and is a professor at the Civil Engineering Academy of Nanchang University. Feng Shu joined us in 1998, where she has served as Supervisor of Research and Development. She is also Administrative Director and Secretary General of Jiangxi Mechanics Academy and Vice Superintendent of Jiangxi Huajie Architecture Design Co., Ltd.

Wang Xin has been Chief Financial Officer since 2001. Wang Xin graduated from the Yunnan Finance and Economics University, Finance Department in 1984. From 1984 to 1988 she was Vice Section Chief at the Yunnan Province Finance Bureau. From 1988 to 1995 she was an instructor at Yunnan Economics and Management College, where she taught industrial accounting, financial management and other business courses. From 1995 to 2000 she was a Financial Manager at Zhuhai Advertising and Trade Exhibition Company. From 2000 to 2001 she was Financial Manager at Zhuhai Jingyu Science and Technology Equipment Company. She joined us in 2001, where she has served as Chief Financial Officer.

Family Relationships

None

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. We are not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. We intend to create board committees, including an independent audit committee, in the near future. If we are successful in listing our common stock on the American Stock Exchange, we would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for listing on the American Stock Exchange and in compliance with Rule 10A-3 of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Summary Compensation Tables

The following table sets forth information concerning the compensation for the three fiscal years ended December 31, 2005 of the chief executive officer; no other executive officer had an annual salary and bonus exceeding $100,000 in such years.

		Annual Compensation
Name and Position	Year	Salary	Other Annual Compensation(1)
Luo Ken Yi	2005	$52,500	$24,783
Chief Executive Officer, Chief Operating Officer and	2004	36,231	24,154
Chairman of the board	2003	36,231	18,116

(1)	This relates to automobile, housing and medical personal benefits.

Option Grants in 2005

There were no option grants in 2005.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

There were no option exercises or options outstanding in 2005.

Employment Agreements

We have employment agreements with the following persons and terms:

•	Luo Ken Yi is paid $52,500 annually pursuant to a three-year agreement that expires on December 31, 2009;

•	Tang Nianzhong is paid $41,250 annually pursuant to a three-year agreement that expired on December 31, 2009;

•	Ye Ning is paid $41,250 annually pursuant to a five-year agreement that expires on December 31, 2009;

•	Li Guoxing is paid $37,500 annually pursuant to a three-year agreement that expires on January 1, 2009;

•	Bai Fei is paid $22,500 annually pursuant to a five-year agreement that expires on December 31, 2009;

•	Wang Zairong is paid $10,500 annually pursuant to a one-year agreement that expired on December 31, 2007;

•	Feng Shu is paid $11,400 annually pursuant to a three-year agreement that expires on December 31, 2008; and

•	Wang Xin is paid $11,400 annually pursuant to a one-year agreement that expired on December 31, 2007.

None of the agreements provide for severance upon termination.

Indemnifications of Directors And Executive Officers And Limitations of Liability

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to our company and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Full Art International, Ltd.

Full Art International, Ltd. (“Full Art”) is our wholly-owned subsidiary and has interlocking executive and director positions with China Architectural Engineering, Inc.

October 2006 Share Exchange

On October 17, 2006, we completed the Share Exchange pursuant to the share exchange agreement entered into with Full Art and KGE Group, Limited, which was the sole shareholder of Full Art. At the closing, Full Art became our wholly-owned subsidiary and 100% of the issued and outstanding securities of Full Art were exchanged for shares of our common stock. An aggregate of 45,304,125 shares of our common stock were issued to KGE Group and its designees. KGE Group owns 37,736,452 shares, which is approximately 75.5% of our issued and outstanding stock. Luo Ken Yi, who is our Chief Executive Officer, Chief Operating Officer and Chairman of the Board, and Ye Ning, who is our Vice General Manager and director, are directors of KGE Group. In addition, Luo Ken Yi and Ye Ning own approximately 77.0% and 2.5%, respectively, respectively, of KGE Group’s issued and outstanding shares. Moreover, concurrent with the closing of the Share Exchange, our board appointed Luo Ken Yi as Chief Executive Officer and Chief Operating Officer, Wang Zairong as Chief Technology Officer and General Engineer, and Wang Xin as Chief Financial Officer. Luo Ken Yi, Tang Nianzhong, Ye Ning, Wang Zairong and Wang Xin are officers and/or directors of Full Art and Zhuhai, and were also appointed as our executive officers and/or directors upon closing of the Share Exchange.

WestPark Capital, Inc.

WestPark Capital, Inc. was the placement agent for the $3,713,400 equity financing conducted by us on the close of the Share Exchange. For its services as placement agent, WestPark received an aggregate fee of approximately $445,608, which consisted of a commission equal to 9.0% of the gross proceeds from the financing and a non-accountable fee of 3% of the gross proceeds. Richard Rappaport, our President and one of our controlling stockholders prior to the Share Exchange, indirectly holds a 100% interest in WestPark Capital, Inc., an NASD member. Anthony C. Pintsopoulos, an officer and director prior to the Share Exchange, is the Chief Financial Officer of WestPark Capital, Inc. Debbie Schwartzberg, one of our controlling stockholders prior to the Share Exchange, is a noteholder of the parent company of WestPark Capital, Inc.; her note entitles her to a 1.5% interest in the net profits of the parent company of WestPark Capital, Inc. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with us upon the closing of the Share Exchange.

Loans to and from Insiders

We have made loans to one of our officers. Advances from KGE Group Limited to us for the years ended December 31, 2005 and 2004 were $420,556 and $205,095, respectively. Advances to Luo Ken Yi by us for the years ended December 31, 2005 and 2004 were $nil and $1,889,091, respectively. All amounts due by Mr. Luo were repaid prior to completion of the transactions contemplated by the Share Exchange Agreement. All of the advances were unsecured, interest free, and have no fixed repayment terms.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on 50,000,000 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

Name and Address of Beneficial Owner	Title	Beneficially Owned Prior to and After the Offering		Percent of Class Beneficially Owned Prior to Offering	Percent of Class Beneficially Owned After Offering(1)
Luo Ken Yi	Chief Executive Officer, Chief Operating Officer and Chairman of the Board	37,736,452	(2)	75.5%	75.0%

Bai Fei	Vice General Manager of Marketing	—		—	75.0

Tang Nianzhong	Vice General Manager and Director	37,736,452	(2)	75.5	75.0

Ye Ning	Vice General Manager and Director	37,736,452	(2)	75.5	75.0

Li Guoxing	Vice General Manager of Design	—		—	—

Wang Zairong	Chief Technology Officer and General Engineer	—		—	—

Feng Shu	Research and Development Supervisor	—		—	—

Wang Xin	Chief Financial Officer	—

Officers and Directors as a Group (total of 7 persons)		37,736,452	(2)	75.5	75.0

KGE Group Limited		37,736,452	(2)	75.5	75.0

(1)   Assumes offering of 300,000 shares without underwriters’ exercise of its 45,000 additional shares to cover over-allotments.

(2)   Represents shares of common stock in our company held by KGE Group, Limited, a Hong Kong corporation, of which Luo Ken Yi and Ye Ning are directors and may be deemed to have voting and investment control over the shares owned by KGE Group, Limited. In addition, Luo Ken Yi and Ye Ning own approximately 77.0% and 2.5%, respectively, of KGE Group, Limited’s issued and outstanding shares. In addition, KGE Holding Limited owns approximately 18.0% of the issued and outstanding shares of KGE Group, Limited. KGE Holding Limited is owned by Luo Ken Yi, 32.5%, Tang Nianzhong, 30.5%, and Ye Ning, 30.5%. As a result, Tang Nianzhong may bee deemed to be a beneficial owner of the shares held by KGE Group Limited. Each of the foregoing persons disclaims beneficial ownership of the shares held by KGE Group Limited except to the extent of his pecuniary interest.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 50,000,000 shares are issued and outstanding as of the close of the Share Exchange. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by the our Board of Directors;

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

At the completion of the Share Exchange and Private Placement, and after giving effect to our cancellation of 3,125,000 shares immediately prior to the Share Exchange, KGE Group, Limited, which was the sole shareholder of Full Art prior to the Share Exchange, and its designees beneficially owns approximately 90.6% of the outstanding shares of our common stock. Accordingly, after completion of the Share Exchange, this stockholder is in a position to control all of our affairs.

Preferred Stock

We may issue up to 10,000,000 shares of our preferred stock, par value $.001 per share, from time to time in one or more series. Immediately after the Share Exchange, no shares of preferred stock have been issued. Our Board of Directors, without further approval of the our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Warrants

At the closing of the Share Exchange, we issued a five-year warrant to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 for investor relations services. We agreed to register the warrants in the registration statement that we file to register the common stock issued in our Private Placement that closed on October 17, 2006.

Market Price of Our Common Stock

The shares of our common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. If and when our common stock is listed or quoted for trading, the price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Our financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and efficiency of our proposed products and services or our competitors’ products and services;

•	Announcements of innovations or new products or services by us or our competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on our business;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of our company; and

•	General economic and other national conditions.

Delaware Anti-Takeover Law and Charter Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our board of directors with the ability to alter our bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation.

Listing

We intend to apply to have our common stock approved for listing on the American Stock Exchange under the trading symbol “[_____].”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices. Upon completion of this offering, we will have outstanding an aggregate of 50,300,000 shares of common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding warrants. Of these shares, the 300,000 shares sold in the offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. All other outstanding shares not sold in this offering will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. Subject to the lock-up agreements described below and the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

Approximate Number of Shares Eligible for Future Sale	Date
300,000	After the date of this prospectus, freely tradeable shares sold in this offering.

3,733,550
After the date of this prospectus, these shares will have been registered under a separate prospectus (“Resale Prospectus”) and will be freely tradeable by certain selling stockholder listed in the Resale Prospectus. These shares consist of all of the shares of common stock registered under the Resale Prospectus, excluding the 232,088 shares of common stock that are issuable upon the exercise of warrants, which are also registered under the Resale Prospectus.

2,962,325
These shares will be freely tradeable after the Securities and Exchange Commission declares effective the registration statement that we will file within ten days after the end of the six-month period that immediately follows November 10, 2006 (the date on which we first filed the Resale Prospectus).

43,304,125
On October 17, 2007, which is one year after the closing of the share exchange transaction, these shares, which were issued in connection with the share exchange transaction, may be sold under and subject to Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned shares of our common stock for at least one year, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding (which will equal approximately 503,000 shares immediately after this offering); or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Approximately 4.6% of our issued and outstanding shares are not eligible for resale under Rule 144; however, we have agreed to register all of these shares under the Securities Act of 1933, as amended. We issued 2,275,000 shares of common stock to shareholders prior to the Share Exchange. Because we issued these shares while we were a “blank check” shell company with no operations, these shareholders are considered to be promoters or affiliates. It should be noted that these shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their transferees, can only resell their shares through a registration statement filed under the Securities Act. Of the 2,275,000 shares held by our shareholders prior to the Share Exchange, we agreed to register 1,312,675 shares in the registration statement filed in connection with the Private Placement. We agreed to register the remaining 962,325 shares, which are beneficially owned by affiliates of WestPark Capital, Inc., in a subsequent registration statement filed by us within ten days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. All of the shares included in an effective registration statement may be freely sold and transferred except if subject to a lock up agreement.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold  for at least two years, including the holding period of any prior owner except one of our affiliates, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, 144(k) shares could be sold immediately upon the completion of this offering.

Lock-Up Agreement

The investors in our private offering that closed on October 17, 2006, in which we sold 2,320,875 shares of common stock, entered into a lock-up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period. We agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. Subject to the lock up agreement, the shares will be freely tradeable upon effectiveness of the registration statement.

Registration

We are also concurrently registering for resale under a separate prospectus up to 3,965,638 shares of our common stock held by the selling stockholders named under the prospectus, including 232,088 shares that have been or may be acquired upon the exercise of warrants. None of these shares are being offered by us and we will not receive any proceeds from the sale of these shares. For additional information, see above under “Prospectus Summary - Relevant Events - Principal Terms of the Share Exchange” and “- The Private Placement.”

In addition, we agreed to file a registration statement with the Securities and Exchange Commission to register (i) 962,325 shares of common stock held by shareholders of our company prior to the share exchange who are affiliates of Westpark Capital, Inc. and (ii) 2,000,000 shares of common stock that were issued to FirstAlliance Financial Group, Inc. as designee of KGE Group, Limited (the former majority shareholder of Full Art International, Ltd.) in connection with the share exchange. We must file the registration statement within ten days after the end of the six month period that immediately follows November 10, 2006, which is the date on which we initially filed the registration statement to register the shares issued in the Private Placement.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated [________], 2007, the underwriters named below, through their representative WestPark Capital, Inc., have severally agreed to purchase from us the number of shares of common stock set forth opposite their names at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Shares
WestPark Capital, Inc.

Total

The underwriting agreement provides that the agreement may be terminated by WestPark Capital at any time prior to delivery of and payment for the shares if, in WestPark Capital’s judgment, payment for and delivery of the shares is rendered impracticable or inadvisable by reason events specified in the underwriting agreement, including but not limited to the state of the financial markets and our financial condition. Subject to the foregoing, the underwriters are severally committed to purchase all of the common stock being offered by us if any of such shares are purchased, other than those covered by the over-allotment option described below.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may offer the common stock to some dealers at that price less a concession not in excess of $[_______] per share. Dealers may reallow a concession not in excess of $[_______] per share to some other dealers. After the shares of common stock are released for sale to the public, the underwriters may vary the offering price and other selling terms.

We have granted to the underwriters an option, exercisable for up to 60 days after the date of this prospectus, to purchase up to 45,000 additional shares of common stock at the public offering price set forth on the cover of this prospectus solely to cover over-allotments, if any. If the underwriters exercise their over-allotment option, the underwriters have severally agreed, subject to limited conditions, to purchase approximately the same percentage that the number of shares of common stock to be purchased by each of them, as shown in the foregoing table, bears to the common stock covered by this prospectus.

We have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect thereof.

We have agreed to pay the representative a $[__________] non-accountable expense allowance.

Upon the closing of this offering, we have agreed to sell to WestPark Capital, Inc. warrants to purchase up to [___________] shares of our common stock. The warrants will be exercisable commencing upon their date of issuance at a per share exercise price equal to 120% of the public offering price, subject to standard anti-dilution adjustments for stock splits and similar transactions, and will expire five years from the date of this prospectus. The holders of shares of common stock acquired upon exercise of the warrants have the right to include such shares in any future registration statements filed by us and to demand one registration for the shares. The warrants and underlying shares are not transferable during the 180 day period immediately following the date of this prospectus, except to officers of WestPark Capital, Inc.

We have also agreed to retain WestPark Capital, Inc. as a consultant to assist us with shareholder and investor matters. The consulting arrangement will be for a period of 12 months, commencing upon the closing of this offering, at a rate of $3,000 per month.

The representative may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934. Over- allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares. In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to some limitations, make bids for or purchases of the common stock until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters may make short sales of the issuer’s shares and may purchase the issuer’s shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered’ short sales are sales made in an amount not greater than the underwriters’ ‘overallotment’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. ‘Naked’ short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the issuer’s stock or preventing or retarding a decline in the market price of issuer’s stock. As a result, the price of the issuer’s stock may be higher than the price that might otherwise exist in the open market.

Prior to this offering, there has been no public market of the common stock. Consequently, the initial public offering price will be determined by negotiations between us and the underwriters. Among the factors considered in these negotiations will be prevailing market conditions, the market capitalizations and the stages of development of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, our results of operations in recent periods, the present state of our development and other factors deemed relevant.

We estimate that our out of pocket expenses for this offering will be approximately $[____________].

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Los Angeles, California. Stubbs Alderton & Markiles, LLP, Sherman Oaks, California is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements of Full Art International, Ltd. as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, appearing in this Prospectus and Registration Statement have been audited by Samuel H. Wong & Co., LLP, Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

61

FULL ART INTERNATIONAL LIMITED

Financial Statements

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED BALANCE SHEET
AS AT SEPTEMBER 30
(Stated in US Dollars) (Unaudited)

	Notes	2006	2005
ASSETS
Current assets
Cash and cash equivalents		$1,790,103	1,861,310
Contract receivables	4	28,830,562	7,334,019
Tender and other site deposits		5,271,650	5,372,575
Inventories	3	792,156	19,376
Total current assets		$36,684,471	14,587,280
Intangible assets		18,652	650,218
Long-term prepayment		37,879	1,622
Plant and equipment, net	5	557,029	488,482
TOTAL ASSETS		$37,298,031	15,727,602
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		$14,515,160	4,487,853
Customers’ deposits		1,843	1,380,816
Accruals		159,718	184,917
Short-term loans	6	-	1,201,176
Taxes payable		3,217,444	638,137
Dividend payable		984,484	-
Other payables		1,689,754	351,920
Total current liabilities		$20,568,403	8,244,819
LONG-TERM LIABILITIES
Long-term payables		50,151	49,098
TOTAL LIABILITIES		$20,618,554	8,293,917

The accompanying notes are an integral part of these financial statements.

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED BALANCE SHEET (Continued)
AS AT SEPTEMBER 30
(Stated in US Dollars) (Unaudited)

	Notes	2006	2005
STOCKHOLDERS’ EQUITY
Common stock	8	$3,858	3,858
Capital reserve		-	2,611,823
Statutory reserves		1,474,669	1,329,503
Accumulated other comprehensive income		364,854	179,405
Retained earnings		14,836,096	3,309,096
		$16,679,477	7,433,685
TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY		$37,298,031	15,727,602

The accompanying notes are an integral part of these financial statements.

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Contract revenues earned	$14,182,233	9,852,480	40,624,126	25,818,283

Cost of contract revenues earned	(11,122,018)	(7,555,983)	(30,311,481)	(19,619,673)

Gross profit	$3,060,215	2,296,497	10,312,645	6,198,610

Selling, administrative and other operating expenses	(1,271,133)	(1,346,966)	(3,482,963)	(4,287,704)

Interest expenses, net	11,607	(20,620)	(7,016)	(77,645)

Income from operations	$1,800,689	928,911	6,822,666	1,833,261

Other income, net	42,586	54,884	743,686	203,495

Income before taxes	$1,843,275	983,795	7,566,352	2,036,756

Income tax	(292,870)	(162,252)	(1,149,573)	(344,485)

Net income	$1,550,405	821,543	6,416,779	1,692,271

The accompanying notes are an integral part of these financial statements.

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

	Total			Accumulated
	number			other
	of	Common	Statutory	comprehensive	Retained
	Shares	Stock	reserves	income	earnings	Total
Balance, January 1, 2005	30,000	$3,858	1,299,156	(292,312)	3,708,893	4,719,595
Net income					836,358	836,358
Foreign currency translation
adjustment		-	30,347	471,717	(1,236,155)	(734,091)

Balance, September 30, 2005	30,000	$3,858	1,329,503	179,405	3,309,096	4,821,862

Balance, January 1, 2006	30,000	$3,858	1,403,699	(51,957)	6,943,232	8,298,832
Net income					4,865,375	4,865,375
Foreign currency translation
adjustment		-	70,970	416,811	3,027,489	3,515,270

Balance, September 30, 2006	30,000	$3,858	1,474,669	364,854	14,836,096	16,679,477

The accompanying notes are an integral part of these financial statements.

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Stated In US Dollars) (Unaudited)

	Nine months ended
	September 30, 2006	September 30, 2005
Cash Flows from Operating Activities
Net Income	6,416,779	1,692,271
Dividend paid	(2,653,753)	(2,590,560)
Increase in Inventory	(768,767)	(4,353)
Increase in Accounts Receivable	(24,529,890)	(4,960,236)
Decrease in Tender and other site deposits	11,086,540	5,586,726
Increase in Accounts Payable	8,149,643	1,766,350
Decrease in Other payables and Accruals	(432,488)	(3,594,812)
Net Cash Used in Operating Activities	(2,731,936)	(2,104,614)
Cash Flows from Investing Activities
Purchases of Intangible Assets	(56,531)	30,881
Purchase of Fixed Assets	(50,643)	(15,323)
Net Cash Provided by (Used in) Investing Activities	(107,174)	15,558
Cash Flows from Financing Activities
Repayments of short-term loans	(743,742)	(3,637,816)
Increase in long-term payables	(370,405)	(155,997)
Increase in capital and statutory reserves	4,302,095	3,171,307
Net Cash Provided by (Used in) Financing Activities	3,187,948	(622,506)
Net in Cash and Cash Equivalents(Used)/Sourced	348,838	(2,711,562)
Effect of Foreign Currency Translation on Cash and
Cash Equivalents	416,811	471,717
Cash and Cash Equivalents - Beginning of Year	1,024,454	4,101,155
Cash and Cash Equivalents - End of Period	1,790,103	1,861,310

The accompanying notes are an integral part of these financial statements.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

Full Art International Limited (the Company) was incorporated in Hong Kong on 30th July, 1992 under the Companies Ordinance of Hong Kong. It acts as the holding company of a group consisting of four wholly owned subsidiaries as detailed in 2(b) Consolidation below. For the purpose of the context, all of the constituent companies are expressed collectively as “the Group”.

The principal activity of the Group is glass wall contracting, specifically specializing in the design, manufacturing, installation and maintenance of structural glass and other light structure building systems

The Group's work is performed under cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. The length of the Group's contracts varies but is typically about two years.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Method of Accounting

The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of consolidated financial statements, which are compiled on the accrual basis of accounting.

(b)  Consolidation

The consolidated financial statements include the accounts of Full Art International Limited (the Company) and its subsidiaries. Significant inter-company transactions have been eliminated in consolidation.

As of September 30, 2006 the particulars of the subsidiaries are as follows:

Name of company	Place of incorporation	Attributable equity interest %
Zhuhai King Glass Engineering Co., Ltd	PRC	100

Zhuhai King General Glass Engineering Technology Co., Ltd	PRC	100

King General Engineering (HK) Ltd	Hong Kong	100

KGE Building System Ltd	Hong Kong	100

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)  Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(d)  Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(e)  Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Motor vehicle	5 years
Machinery and equipment	5 - 10 years
Furniture and office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(f)  Land use rights

Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method.

(g)  Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(h)  Inventories

Inventories are raw materials which are stated at the lower of weighted average cost or market value.

(i)  Contract receivable

Contract receivable represents billings to customers on the percentage of work completed and recognized to date based on contract price. The company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

(j)  Advances to suppliers

Advances to suppliers represent the cash paid in advance for purchasing raw materials.

(k)  Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in the PRC and Hong Kong. The Group does not maintain any bank accounts in the United States of America.

(l)  Restricted Cash

Restricted cash represents time deposit accounts to secure notes payable and bank loans.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(m)  Revenue and cost recognition

Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of time cost incurred to date to estimated total cost for each contract.

Contracts to manage, supervise, or coordinate the construction activity of others are recognized only to the extent of the fee revenue. The revenue earned in a period is based on the ratio of hours incurred to the total estimated hours required by the contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs.

Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

Total estimated gross profit on a contract, the difference between total estimated contract revenue and total estimated contract cost, are determined before the amount earned on the contract for a period can be determined.

The measurement of the extent of progress toward completion are used to determine the amount of gross profit earned to date and that the earned revenue to date is the sum of the total cost incurred on the contract and the amount of gross profit earned.

Earned revenue, cost of earned revenue, and gross profit are determined as follows:

a. Earned Revenue is the amount of gross profit earned on a contract for a period plus the costs incurred on the contract during the period.

b. Cost of Earned Revenue is the cost incurred during the period, excluding the cost of materials not unique to a contract that have not been used for the contract.

c. Gross Profit earned on a contract are computed by multiplying the total estimated gross profit on the contract by the percentage of completion. The excess of that amount over the amount of gross profit reported in prior periods is the earned gross profit that should be recognized in the income statement for the current period.

Change orders are common for the changes in specifications or design while claims are uncommon. Contract revenue and costs are adjusted to reflect change orders approved by the customer and the contractor regarding both scope and price. Recognition of amounts of additional contract revenue relating to claims is appropriate only if it is probable that the claim will result in additional contract revenue and if the amount can be reliably estimated.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(n) Income taxes

The Group accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

Zhuhai King Glass Engineering Co., Ltd and Zhuhai King General Glass Engineering Technology Co., Ltd are located in the city of Zhuhai PRC, and is subject to the corporation income tax rate of 33%. However, in accordance with the relevant tax laws and regulations of PRC, the Zhuhai local corporation income tax rate is 15%. Zhuhai KGE (HK) is presently dormant, and from the time that it has its first profitable tax year, it is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. Zhuhai KGE has enjoyed this tax incentive in the previous years.

Full Art International Limited, King General Engineering (HK) Ltd, and KGE Building System Ltd are subject to Hong Kong profits tax rate of 17.5%. Currently, Full Art has around US$500,000 tax losses carried forward. KGE Building System has around US$20,000 tax losses carried forward. And for KGE (HK), it does not have any material tax losses.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o) Advertising

The Company expenses all advertising costs as incurred.

(p)  Research and development

All research and development costs are expensed as incurred.

(q)  Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred.

(r)  Foreign currency translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currencies of the Group companies are the Hong Kong Dollar (HKD) and Renminbi (RMB). The consolidated financial statements are translated into United States dollars from HKD and RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005
Year end HKD : US$ exchange rate	7.7722	7.7274
Average yearly HKD : US$ exchange rate	7.7472	7.7626

	2006	2005
Year end RMB : US$ exchange rate	7.89890	8.07750
Average yearly RMB : US$ exchange rate	8.00130	8.21830

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(s)  Surplus reserves

Surplus reserves for foreign investment enterprises are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(t)  Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Group’s current components of other comprehensive income are the foreign currency translation adjustment.

(u)  Recent accounting pronouncements

In May 2005, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods consolidated financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

In February 2006, the FASB issued a SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

The Group does not anticipate that the adoption of these two standards will have a material impact on these consolidated financial statements.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

3. CONTRACT RECEIVABLES

	2006	2005
Contract Receivable	$28,830,562	$7,334,019
Less: Allowance for Doubtful Accounts	-	-
Net	28,830,562	7,334,019

4. INVENTORIES

	2006	2005
Raw materials	$792,156	19,376

5. PLANT AND EQUIPMENT

Plant and equipment consist of the following as of September 30:

	2006	2005
At cost
Motor vehicle	$448,080	452,710
Machinery and equipment	1,363,876	1,280,395
Furniture and office equipment	617,115	412,713
	2,429,071	2,145,818
Less: Accumulated depreciation
Motor vehicle	315,137	269,114
Machinery and equipment	1,215,198	1,133,837
Furniture and office equipment	341,707	254,385
	1,872,042	1,657,336
Net plant and equipment	557,029	488,482

Depreciation expense included in the selling and administrative expenses for the six months ended September 30, 2006 and 2005 was $ 73,834 and $ 52,047 respectively.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

6. SHORT-TERM BANK LOANS

Short-term bank loans are as follows:

	2006	2005
Loan from Industrial Bank Co., Ltd, interest rate at 6.1065% respectively per annum
Due August 20, 2005	$-	1,201,176

7. COMMON STOCK

The common stock of the company as at September 2006 is as follows:

	Holding of	% of equity
Name of shareholder	issued capital	holdings
KGE Group Ltd.	$3,858	100%

8. CONTRACT REVENUES EARNED

	2006	2005
Billed	26,460,653	21,378,950
Unbilled	14,163,473	4,439,333
	40,624,126	25,818,283

The unbilled contract revenue earned represents those revenue that should be recognized according to the percentage of completion method for accounting for construction contract which the Company is entitled to receive payment from the customers for the amount of work that has been rendered to and completed for that customer according to the terms and progress being made as stipulated under that contract between the Company and that customer. As an industrial practice, there are certain procedures that needs to be gone through, such as project account finalization, by both the customer and the Company before the final billing is issued, but this should not affect the Company’s recognition of revenue and respective cost according to the terms of the contract with the consistent application of the percentage-of-completion method.

FULL ART INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Stated in US Dollars) (Unaudited)

9. COMMITMENTS

The Group has commitments with respect to non-cancelable operating leases for its facilities, as follows:

	2006	2005
Not later than one year	$384,985	$384,985
Later than one year but less than five years	2,122,454	2,332,855
	$2,507,439	$2,717,840

10. SUBSEQUENT EVENTS

On August 21, 2006, China Architectural Engineering, Inc. (“CAE”) entered into a share exchange agreement, as amended on October 17, 2006 (the “Exchange Agreement”), with Full Art and KGE Group Limited, which was Full Art’s sole shareholder, pursuant to which KGE Group would transfer all of Full Art’s issued and outstanding securities to CAE in exchange for 45,304,125 shares of CAE’s common stock (the “Share Exchange”). Concurrently with the close of the Share Exchange, CAE would close a private placement transaction of 2,320,875 shares of common stock at $1.60 per share (the “Private Placement”) pursuant to which CAE would receive gross proceeds in the amount of $3,713,400.

On October 17, 2006, the Share Exchange closed and Full Art became CAE’s wholly-owned subsidiary. Of the 45,304,125 shares issued by CAE, 2,000,000 shares were issued to FirstAlliance Financial Group, Inc. upon closing of the Share Exchange. The shares will be accounted for as a non-reoccurring general and administrative expense for services rendered and, as a result, the earnings of CAE on a consolidated basis with Full Art will be reduced for the quarter and year ended December 31, 2006 by the amount of the expense. The reduction in earnings will be equal to the fair market value of the shares, which will be $1.60 per share, the same per share price at which CAE sold shares in the Private Placement. Also at the closing of the Share Exchange, CAE issued 100,000 shares of our common stock and a five-year warrant to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 for investor relations services, the value of which will be expensed.

In addition, immediately prior to the closing of the Share Exchange and the Private Placement, CAE and certain of its shareholders agreed to cancel an aggregate of 3,125,000 shares of common stock such that there were 2,275,000 shares of common stock outstanding immediately prior to the Share Exchange and Private Placement. CAE also agreed to register the 2,320,875 shares of common stock sold in the Private Placement, the 2,000,000 shares issued to FirstAlliance Financial Group, Inc., the 2,275,000 shares of common stock outstanding immediately prior to the Share Exchange, and the securities issued for investor relations firm. If CAE fails to register certain of these shares in a timely manner, additional shares of its common stock and cash penalties may be required to be issued to the respective shareholders.

SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of
Full Art International Limited

We have audited the accompanying consolidated balance sheets of Full Art International Limited as of December 31, 2005, 2004, and 2003 and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Full Art International Limited as of December 31, 2005, 2004, and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California September 15, 2006 for the years 2005 and 2004; and January 29, 2007 for the year 2003	/s/ Samuel H. Wong & Co., LLP Samuel H. Wong & Co., LLP Certified Public Accountants

South San Francisco Head Office: 400 Oyster Point Boulevard, Suite 122 So. San Francisco, CA 94080, U.S.A. Tel: (415) 732-1288 Fax: (415) 397-9028	Shanghai Representative Office: 1266 Nan Jing West Road, 39/F., Plaza 66, Shanghai, PRC 200040 Tel: (8621) 6288-0058 Fax: (8621) 6288-0058	Hong Kong Office: Room 703, 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, H.K. Tel: (852) 2526-9262 Fax: (852) 2511-3538

Internet: http://www.swongcpa.com

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2005, 2004 AND 2003
(Stated in US Dollars)

	Notes	2005	2004	2003
ASSETS
Current assets
Cash and cash equivalents		$506,095	$2,982,549	$3,206,461
Restricted cash		518,359	1,118,606	153,460
Contract receivables	3	4,300,672	2,373,783	1,786,326
Costs and earnings in excess of billings		13,557,127	5,514,924	2,414,589
Job disbursements advances		516,914	504,478	1,667,296
Tender and other site deposits		2,235,752	3,049,942	5,520,763
Other receivables		48,397	866	276,562
Advances to a director	4	-	1,889,091	-
Inventories	5	23,389	15,023	14,169
Total current assets		$21,706,705	$17,449,262	$15,039,626
Plant and equipment, net	6	607,672	503,805	348,801
Land use rights	7	-	682,721	-
TOTAL ASSETS		$22,314,377	$18,635,788	$15,388,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term loans	8	$743,742	$4,838,992	$3,024,225
Notes payable	9	-	700,488	-
Accounts payable		6,365,517	2,721,503	676,784
Amount due to holding company	4	420,556	205,095	-
Advances from a director	4	-	-	879,344
Other payables		16,155	4,344	114,568
Income tax payable		744,258	33,837	-
Business and other taxes payable		1,454,644	591,551	726,313
Customers’ deposits		3,879,246	4,489,722	3,085,139
Job disbursements payable		75,880	98,848	130,654
Accruals		315,547	231,813	136,509
Total current liabilities		$14,015,545	$13,916,193	$8,773,536
TOTAL LIABILITIES		$14,015,545	$13,916,193	$8,773,536

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED BALANCE SHEETS (Continued)
AS AT DECEMBER 31, 2005, 2004 AND 2003
(Stated in US Dollars)

	Notes	2005	2004	2003
STOCKHOLDERS’ EQUITY
Common stock, HKD1.00 par value,
30,000 shares authorized, issued and
Outstanding at December 31, 2005,
2004 and 2003	10	$3,858	$3,858	$3,858
Statutory reserves		1,403,699	1,299,156	896,563
Accumulated other comprehensive
Income		(51,957)	(292,312)	(295,941)
Retained earnings		6,943,232	3,708,893	6,010,411
		$8,298,832	$4,719,595	$6,614,891
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$22,314,377	$18,635,788	$15,388,427

See notes to consolidated financial statements

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Stated in US Dollars)

	Note	2005	2004	2003
Contract revenues earned	11	$49,514,654	$28,774,431	$22,451,177
Cost of contract revenues earned		(36,368,231)	(21,418,751)	(14,730,424)
Gross profit		$13,146,423	$7,355,680	$7,720,753
Selling and administrative expenses		(6,463,252)	(4,635,605)	(3,563,618)
Interest expenses		(116,750)	(260,271)	(115,452)
Income from operations		$6,566,421	2,459,804	4,041,683
Other income	12	501,128	240,454	173,795
Income before taxation		$7,067,549	$2,700,258	$4,215,478
Income tax	13	(1,157,271)	(490,957)	(739,004)
Net income		$5,910,278	$2,209,301	$3,476,474
Basic and diluted net income per common share:
Basic and diluted net income per
common share		$162.18	$27.88	$115.88
Basic and diluted weighted average
common shares outstanding		30,000	30,000	30,000

See notes to consolidated financial statements

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Stated in US Dollars)

	Total number of shares	Common stock	Retained Statutory reserves	Accumulated other comprehensive income	Retained earnings	Total
Balance, January 1, 2003	30,000	$3,858	551,607	(293,177)	3,846,582	4,108,870
Net income					3,476,474	3,476,474
Dividend paid					(967,689)	(967,689)
Appropriation of statutory reserves			344,956		(344,956)
Foreign currency translation
adjustment				(2,764)		(2,764)
Balance, December 31, 2003	30,000	$3,858	896,563	(295,941)	6,010,411	6,614,891
Balance, January 1, 2004	30,000	$3,858	896,563	(295,941)	6,010,411	6,614,891
Net income					2,209,301	2,209,301
Dividend paid					(4,108,226)	(4,108,226)
Appropriation of statutory
reserves			402,593		(402,593)
Foreign currency translation
adjustment				3,629		3,629
Balance, December 31, 2004	30,000	$3,858	1,299,156	(292,312)	3,708,893	4,719,595
Balance, January 1, 2005	30,000	$3,858	1,299,156	(292,312)	3,708,893	4,719,595
Net income					5,910,278	5,910,278
Dividend paid					(2,571,396)	(2,571,396)
Appropriations to statutory
revenue reserves			104,543		(104,543)
Foreign currency translation
adjustment				240,355		240,355
Balance, December 31, 2005	30,000	$3,858	1,403,699	(51,957)	6,943,232	8,298,832

See notes to consolidated financial statements

FULL ART INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Stated in US Dollars)

	2005	2004	2003
Cash flows from operating activities
Net income	$5,910,278	$2,209,301	$3,476,474
Depreciation	200,793	220,954	149,268
Profit on disposal of land use rights	(15,248)	-	-
(Increase)/decrease in inventories	(8,366)	(854)	(150,198)
Increase in receivables	(6,631,038)	(1,642,306)	(1,281,019)
Increase/(decrease) in payables	4,059,391	3,057,684	(3,049,701)
Net cash provided by operating activities	$3,515,810	$3,844,779	$(855,176)
Cash flows from investing activities
Disposals (purchases) of land use rights	$694,946	$(672,842)	$-
Purchases of plant and equipment	(304,659)	(375,958)	(164,886)
Net cash provided by investing activities	$390,287	$(1,048,800)	$(164,886)
Cash flows from financing activities
Net (repayment)/proceeds from
short-term loans	$(4,795,738)	$1,814,767	$2,977,861
Decrease/(increase) in restricted cash	600,247	(965,146)	(153,460)
Amount due to holding company	132,570	205,095	-
Dividends paid	(2,571,395)	(4,108,226)	(967,689)
Net cash used in financing activities	$(6,634,316)	$(3,053,510)	$1,856,712
Net (decrease)/increase in cash and cash
Equivalents	$(2,728,219)	$(257,531)	$830,618
Effect of foreign currency translation on cash
and cash equivalents	251,765	27,587	3,269
Cash and cash equivalents - beginning of year	2,982,549	3,212,493	2,378,606
Cash and cash equivalents - end of year	$506,095	$2,982,549	$3,206,461
Other supplementary information
Interest paid	$116,750	$232,330	$115,452

See notes to consolidated financial statements

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Full Art International Limited (the Company) was incorporated in Hong Kong on 30th July, 1992 under the Companies Ordinance of Hong Kong. It acts as the holding company of a group consisting of four wholly owned subsidiaries as detailed in 2(b) Consolidation below. For the purpose of the context, all of the constituent companies are expressed collectively as “the Group”.

The principal activity of the group is the glass wall contractor, specifically specializing in the design, manufacturing, installation and maintenance of structural glass and other light structure building systems.

The company's work is performed under cost-plus-fee contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. These contracts are undertaken by the company or its wholly owned subsidiary. The length of the company's contracts varies but is typically about two years.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Method of accounting

The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of consolidated financial statements, which are compiled on the accrual basis of accounting.

(b)  Consolidation

The consolidated financial statements include the accounts of Full Art International Limited (the Company) and its subsidiaries (the Group). Significant inter-company transactions have been eliminated in consolidation.

As of December 31, 2005, the particulars of the subsidiaries are as follows:

		Attributable
Name of company	Place of incorporation	equity interest %
Zhuhai King Glass Engineering Co., Ltd	PRC	100

Zhuhai King General Glass Engineering Technology Co., Ltd	PRC	100

King General Engineering (HK) Ltd	Hong Kong	100

KGE Building System Ltd	Hong Kong	100

As of December 31, 2003, there were two subsidiaries, namely Zhurhai King Glass Engineering Co., Ltd. and KGE Building System Ltd.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)  Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(d)  Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(e)  Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Motor vehicle	5 years
Machinery and equipment	5 - 10 years
Furniture and office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f)  Land use rights

Land use rights are stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(g)	Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(h)	Inventories

Inventories are raw materials which are stated at the lower of weighted average cost or market value.

(i)	Contracts receivable

Contracts receivable from performing construction of industrial and commercial buildings are based on contracted prices. The company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

(j)	Advances to suppliers

Advances to suppliers represent the cash paid in advance for purchasing raw materials.

(k)	Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in the PRC and Hong Kong. The Group does not maintain any bank accounts in the United States of America.

(l)	Restricted cash

Restricted cash represents time deposit accounts to secure notes payable and bank loans.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(m) Revenue and cost recognition.

Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of time cost incurred to date to estimated total cost for each contract.

Contracts to manage, supervise, or coordinate the construction activity of others are recognized only to the extent of the fee revenue. The revenue earned in a period is based on the ratio of hours incurred to the total estimated hours required by the contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs.

Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

Total estimated gross profit on a contract, being the difference between total estimated contract revenue and total estimated contract cost, is determined before the amount earned on the contract for a period can be recognized.

The measurement of the extent of progress toward completion are used to determine the amount of gross profit earned to date; the earned revenue to date is the sum of the total cost incurred on the contract and the amount of gross profit earned.

Earned revenue, cost of earned revenue, and gross profit are determined as follows:-

i.	Earned Revenue is the amount of gross profit earned on a contract for a period plus the costs incurred on the contract during the period.

ii.	Cost of Earned Revenue is the cost incurred during the period, excluding the cost of materials not unique to a contract that have not been used for the contract.

iii.
Gross Profit earned on a contract are computed by multiplying the total estimated gross profit on the contract by the percentage of completion. The excess of that amount over the amount of gross profit reported in prior periods is the earned gross profit that should be recognized in the income statement for the current period.

Change orders are common for the changes in specifications or design while claims are uncommon. Contract revenue and costs are adjusted to reflect change orders approved by the customer and the contractor regarding both scope and price. Recognition of amounts of additional contract revenue relating to claims is appropriate only if it is probable that the claim will result in additional contract revenue and if the amount can be reliably estimated.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(n)	Income taxes

The Group accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets, if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

Zhuhai King Glass Engineering Co., Ltd and Zhuhai King General Glass Engineering Technology Co., Ltd are located in the city of Zhuhai PRC, and are subject to the corporation income tax rate of 33%. However, in accordance with the relevant tax laws and regulations of PRC, the Zhuhai local corporation income tax rate is 15%. Zhuzhai KGE (HK) is presently dormant, and from the time that it has its first profitable tax year, it is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. Zhuhai KGE has enjoyed this tax incentive in the previous years.

Full Art International Limited, King General Engineering (HK) Ltd, and KGE Building System Ltd are subject to Hong Kong profits tax rate of 17.5%. Currently, Full Art has around US$500,000 tax losses carried forward, whereas KGE Building System has US$20,000 tax losses carried forward. KGE (HK), it does not have any material tax losses.

(o)	Advertising

The Group expensed all advertising costs as incurred. Advertising expenses included in selling expenses were $114,731, $62,594 and $55,255 for the years ended December 31, 2005, 2004 and 2003 respectively.

(p)	Research and development

All research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses were $58,865, $19,961 and $25,079 for the years ended December 31, 2005, 2004 and 2003 respectively.

(q)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(r)	Foreign currency translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currencies of the Group companies are the Hong Kong Dollar (HKD) and Renminbi (RMB). The consolidated financial statements are translated into United States dollars from HKD and RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2005	2004	2003
Year end HKD : US$ exchange rate	7.7535	7.7760	7.7648
Average yearly HKD : US$ exchange rate	7.7779	7.7893	7.7885

	2005	2004	2003
Year end RMB : US$ exchange rate	8.0734	8.2865	8.2867
Average yearly RMB : US$ exchange rate	8.2033	8.2872	8.2872

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(s)	Surplus reserves

Surplus reserves for foreign investment enterprises are referring o the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(t) Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Group’s current components of other comprehensive income are the foreign currency translation adjustment.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Recent accounting pronouncements

In May 2005, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods consolidated financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

In February 2006, the FASB issued a SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

The Group does not anticipate that the adoption of these two standards when effective will have a material impact on these consolidated financial statements.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

3. CONTRACT RECEIVABLES

	2005	2004	2003
Contract receivables	$4,704,267	$2,801,451	$1,929,340
Less: Allowance for doubtful
accounts	(403,595)	(427,668)	(143,014)

Net	$4,300,672	$2,373,783	$1,786,326

4. ADVANCES FROM/TO DIRECTOR/EMPLOYEE/HOLDING COMPANY

All the advances from/to with director/employee/holding company are unsecured, interest free, and have no fixed repayment terms. Advances from/to employee are related to for business traveling and sundry purchasing.

5. INVENTORIES

	2005	2004	2003
Raw materials	$23,389	$15,023	$14,169

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

6. PLANT AND EQUIPMENT

Plant and equipment consist of the following as of December 31:

	2005	2004	2003
At cost
Motor vehicle	$453,281	$442,042	$344,652
Machinery and equipment	1,326,559	1,227,522	1,160,617
Furniture and office
equipment	605,297	410,914	355,167
	$2,385,137	$2,080,478	$1,860,436

Less: Accumulated depreciation
Motor vehicle	$338,663	$250,279	$251,728
Machinery and equipment	1,141,698	1,130,467	1,040,381
Furniture and office
equipment	297,104	195,927	219,526

	$1,777,465	$1,576,673	$1,511,635

	$607,672	$503,805	$348,801

Depreciation expense included in the selling and administrative expenses for the years ended 2005, 2004 and 2003 was $159,641, $144,305 and $149,140 respectively.

7. LAND USE RIGHT

	2005	2004	2003
Cost of land use rights	$-	$696,654	$-
Less: Accumulated amortization	-	(13,933)	-
Land use rights, net	$-	$682,721	$-

Amortization expenses included in the selling and administrative expenses for the years ended 2005, 2004 and 2003 were nil, $13,948 and nil respectively.

The entire land use right was disposed of during the year ended December 31, 2005. Gain in disposal, included in other income for the year ended December 31, 2005 amounted to $15,248.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

8. SHORT-TERM BANK LOANS

	2005	2004	2003
Loan from China Ever Bright Bank, interest rate at 5.04% per annum

Due February 27, 2004	-	-	1,817,472
Due May 21, 2005	$-	$3,629,244	$-
	$-	$3,629,244	$1,817,472

Loan from Industrial Bank Co., Ltd, interest rate at 6.7860%, 6.1065% and 5.8410% respectively per annum
Due August 12, 2004	-	-	1,206,753
Due August 20, 2005	-	1,209,748	-
Due June 6, 2006	$743,742	$-	$-

	$743,742	$1,209,748	$1,206,753

	$743,742	$4,838,992	$3,024,225

All of the short-term bank loans due in 2006 and in 2005 were paid on their due dates. Interest expense was $116,750, $260,271 and $115,452 in 2005, 2004 and 2003, respectively.

9. NOTES PAYABLE

	2005	2004	2003
Notes to China Everbright Bank,
Due March 13, 2005	$-	$195,929	$-
Due March 20, 2005	-	96,779	-
Due March 24, 2005	-	48,390	-
Due March 29, 2005	-	224,276	-
Due June 13, 2005	-	96,780	-
Due June 16, 2005	-	38,334	-
	$-	$700,488	$-

All of the notes due in 2005 were fully paid on their due date.

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

10. COMMON STOCK

The Group is authorized by its Memorandum of Association (i.e. equivalent to Articles of Incorporation) to issue a total of 30,000 shares of common stock at a par value of HKD1.00 per share, of which 30,000 shares have been issued and outstanding as of December 31, 2005, 2004, and 2003.

	Holding of	% of equity
Name of shareholder	issued capital	holdings

KGE Group Ltd	$3,858	100%

11. CONTRACT REVENUES EARNED

	2005	2004	2003
Billed	$37,362,015	$26,367,470	$9,689,308
Unbilled	12,152,639	2,406,961	12,761,869

	$49,514,654	$28,774,431	$22,451,177

The unbilled contract revenue earned represents those revenue that should be recognized according to the percentage of completion method for accounting for construction contract.  The Group is entitled to receive payment from the customers for the amount of work rendered to and completed for that customer according to the terms and progress being made as stipulated under that contract between the Group and that customer. As an industrial practice, there are certain procedures that needs to be performed, such as project account finalization, by both the customer and the Group before the final billing is issued; however, this does not affect the Group’s recognition of revenue and respective cost according to the terms of the contract with the consistent application of the percentage-of-completion method.

12. OTHER INCOME

	2005	2004	2003
Sales of goods	$463,647	$41,256	$156,024
Net exchange gains	1,501	-	-
Interest income	20,732	63,108	9,449
Profit on disposal of land use rights	15,248	-	-
Tax refund from reinvestment of
earnings in a subsidiary	-	136,090	-
Sundry income			8,322
	$501,128	$240,454	$173,795

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

13. INCOME TAXES

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the relevant applicable corporation income tax rate to income before tax for the year ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
Income before tax	$7,067,549	$2,700,258	$4,215,478

Tax at the domestic income tax rate	$2,332,291	$891,085	$1,391,108
Effect of government grants	(1,175,020)	(400,128)	(652,104)

Current income tax expense	$1,157,271	$490,957	$739,004

14. COMMITMENTS

The Group leases certain administrative and production facilities from third parties. Accordingly, for the years ended December 31, 2005, 2004 and 2003, the Group incurred rental expenses for these spaces of $411,468, $399,053 and $155,034 respectively.

As of December 31, 2005, 2004 and 2003, the Group had non-cancellable operating lease commitments payable until termination of the lease as follows:

	2005	2004	2003
Not later than one year	$456,591	$243,860	$34,753
Later than one year but less than
three years	600,830	53,571	-
Later than three years but less than
five years	517,930	-	-
Later than five years	72,527	-	-

	$1,647,878	$297,431	$34,753

FULL ART INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

15. RELATED PARTIES TRANSACTIONS

The following material transactions with related parties during the years were in the opinion of the directors, carried out in the ordinary course of business and on normal commercial terms:

The advances to/(from) Luo Yi, a director for the years ended December 31, 2005, 2004 and 2003 were nil, $1,889,091 and ($879,344), respectively.

The advances from KGE Group Limited, the holding company for the years ended December 31, 2005, 2004 and 2003 were $420,556, $205,095 and nil, respectively.

All of the above temporary advances were unsecured, non-interest bearing, and repayable on demand.

         300,000 Shares of Common Stock

CHINA ARCHITECTURAL ENGINEERING, INC.

[LOGO]

PROSPECTUS

WestPark Capital, Inc.

Until     , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_________, 2007

[ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated February 2, 2007

3,965,638 SHARES

CHINA ARCHITECTURAL ENGINEERING, INC.

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 3,965,638 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised. Three selling stockholders listed herein acquired their shares, an aggregate of 1,312,675 shares, while we were a “blank check” shell company and therefore are deemed to be underwriters under the Securities Act of 1933. Rule 144 is unavailable for resale transactions for these 1,312,675 shares. The other selling stockholders named herein may be deemed underwriters of the shares of common stock which they are offering.

Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol “[____]”.

Once, and if, our shares of common stock are quoted on the American Stock Exchange and there is an established market for these shares, the selling shareholders may sell the shares from time to time at market price prevailing on the American Stock Exchange at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: ____________________, 2007

[ALTERNATE PAGE]

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
SUMMARY FINANCIAL DATA	6
RISK FACTORS	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	21
DIVIDEND POLICY	21
CAPITALIZATION	22
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
ACCOUNTING OF THE SHARE EXCHANGE	24
SELECTED CONSOLIDATED FINANCIAL DATA	24
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
DESCRIPTION OF BUSINESS	36
MANAGEMENT	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51
DESCRIPTION OF SECURITIES	53
SELLING STOCKHOLDERS	56A
SHARES ELIGIBLE FOR FUTURE SALE	57
PLAN OF DISTRIBUTION	59
LEGAL MATTERS	61
EXPERTS	61
ADDITIONAL INFORMATION	61
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-8

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

[ALTERNATE PAGE]

The Private Placement

On October 17, 2006, concurrently with the close of the Share Exchange, we received gross proceeds of $3,713,400 in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 2,320,875 shares of common stock at $1.60 per share. We agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine months period. After commissions and expenses, we received net proceeds of approximately $3,267,792 in the Private Placement. WestPark Capital, Inc. acted as placement agent in connection with the Private Placement. For its services as placement agent, WestPark received an aggregate fee of approximately $445,608, which consisted of a commission equal to 9.0% of the gross proceeds from the financing and a non-accountable fee of 3% of the gross proceeds. Some of the controlling shareholders and control persons of WestPark were also, prior to the completion of the Share Exchange, controlling shareholders and control persons of our company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of our company prior to the Share Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of WestPark and an officer and director our company prior to the Share Exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with us upon the closing of the Share Exchange.

The Offering

Common stock offered by selling stockholders	3,965,638 shares(1)

Common stock outstanding	50,000,000 shares(2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders, except for funds from the exercise of warrants by the selling stockholders, if and when exercised.

(1)
Consists of 3,733,550 shares of our common stock that were issued to the selling stockholders and 232,088 shares of our common stock issued or issuable upon the exercise of warrants that were issued to the selling stockholders.

(2)
The number of shares of our common stock outstanding as of January 26, 2007, excludes (i) 232,088 shares of our common stock issuable upon exercise of outstanding warrants and (ii) up to 300,000 shares of our common stock (excluding an underwriters’ option to purchase an additional 45,000 shares to cover over-allotments) to be offered by us in a firm commitment public offering concurrently herewith.

Selling stockholders holding an aggregate of 2,320,875 shares of common stock have agreed not to sell any of these shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period.

4

[ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, except for funds received from the exercise of warrants held by certain of the selling stockholders, if and when exercised.

DIVIDEND POLICY

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

We paid cash dividends of $4,108,226 during the year ended December 31, 2004 and cash dividends of $2,571,396 during the year ended December 31, 2005.

21

[ALTERNATE PAGE]

SELLING STOCKHOLDERS

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	the number of shares owned by each stockholder prior to this offering;
•	the percentage owned by each stockholder prior to completion of the offering;
•	the total number of shares that are to be offered for each stockholder;
•	the total number of shares that will be owned by each stockholder upon completion of the offering; and
•	the percentage owned by each stockholder upon completion of the offering.

On October 17, 2006, concurrently with the close of the Share Exchange, we received gross proceeds of $3,713,400 in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 2,320,875 shares of common stock at $1.60 per share. We agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period. The 2,320,875 shares are being registered under this prospectus.

In addition, at the closing of the Share Exchange, we issued 100,000 shares of our common stock and a five-year warrant to purchase 232,088 shares of our common stock at a per share exercise price of $1.60 for investor relations services (the “IR Securities”). We agreed to register the IR Securities, and the IR Securities are listed in the selling stockholder table below.

Furthermore, pursuant to the terms of the Share Exchange, we agreed to register a total of 2,275,000 shares of common stock held by our shareholders who were shareholders immediately prior to the Share Exchange. Of these 2,275,000 shares held by our shareholders, 1,312,675 shares would be covered by the resale registration statement filed in connection with the Private Placement and 962,325 shares that are held by affiliates of Westpark Capital, Inc. (“WestPark”) are to be included in a subsequent registration statement filed by us within ten days after the end of the six month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. The 1,312,675 shares are being registered under this prospectus.

56A

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Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby		Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Debbie Schwartzberg	962,325	(3)	1.9%	962,325		—	—%
MidSouth Investor Fund LP	375,000	(4)	*	375,000		—	—
Public Equity Group, Inc.	332,088	(5)	*	332,088	(4)	—	—
Vision Opportunity Master Fund, Ltd.	250,000	(6)	*	250,000	(5)	—	—
Glenn Krinsky	227,500	(7)	*	227,500		—	—
Fredric Colman	187,500		*	187,500		—	—
Lake Street Fund, L.P.	187,500	(8)	*	187,500	(6)	—	—
SDS Capital Group SPC, Ltd.	156,250	(9)	*	156,250	(7)	—	—
J&N Invest, LLC	125,000	(10)	*	125,000	(8)	—	—
Charles Frisco	122,850	(11)	*	122,850		—	—
Mark Nielsen	81,250		*	81,250		—	—
Linda Rosenberg	62,500		*	62,500		—	—
F Berdon Co., LP	50,000	(12)	*	50,000	(9)	—	—
Nutmeg Group	46,875	(13)	*	46,875	(10)	—	—
Paul Masters IRA	31,500	(14)	*	31,500	(11)	—	—
Kathleen Datys	31,250		*	31,250		—	—
Kagel Family Trust	31,250	(15)	*	31,250	(12)	—	—
Victor A. Voebel Jr.	31,250		*	31,250		—	—
Robin Smith	31,250		*	31,250		—	—
Freeman, Israel & Marilyn	31,250		*	31,250		—	—
David H. Clarke	31,250		*	31,250		—	—
Arthur Berrick & Sharon Berrick	31,250			31,250		—	—
Brent Duane Butcher	25,000		*	25,000		—	—
David E. and Marlan L. Fass	23,438		*	23,438		—	—
Alvin S. Michaelson, Esq. Professional Corporate Retirement Trust	20,000	(16)	*	20,000	(13)	—	—
Michael Ira Glantz	18,750		*	18,750		—	—
David L. Boyer	18,750		*	18,750		—	—
Richard Pawlinger	18,750		*	18,750		—	—
William & Ann Collins	18,125		*	18,125		—	—
Felicia Grossman	15,625		*	15,625		—	—
Hanka Lew	15,625		*	15,625		—	—
Phillip Brill	15,625		*	15,625		—	—

56B

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George Glenn Izmirian	15,625		*	15,625		—	—
Aaron & Cindy Dobrinsky	15,625		*	15,625		—	—
Dennis Holman	15,625		*	15,625		—	—
Gilbert Raker	15,625		*	15,625		—	—
Michael Nimaroff	15,625		*	15,625		—	—
Cherner Irrevocable Trust	15,625	(17)	*	15,625	(14)	—	—
Bernard Mermelstein	15,625		*	15,625		—	—
John Konior	15,625		*	15,625		—	—
David Weinberg	15,625		*	15,625		—	—
Joseph & Gino Tedesco	15,625		*	15,625		—	—
William & Rita Lurie JTWROS	15,625		*	15,625		—	—
David Sinclair	15,625		*	15,625		—	—
Jeffrey Schnapper	15,625		*	15,625		—	—
Solomon Blisko	15,000		*	15,000		—	—
Richard & Donna Hoefer	13,750		*	13,750		—	—
Tim McCartney	12,500		*	12,500		—	—
David C. Katz	12,500		*	12,500		—	—
Marvin Rosenblatt	12,000		*	12,000		—	—
John W. Hardy	10,000		*	10,000		—	—
John W. Lahr	10,000		*	10,000		—	—
Jerry Nathan Reiff	9,375		*	9,375		—	—
Scott F. Jasper	9,375		*	9,375		—	—
Darryl James Tyson	9,000		*	9,000		—	—
Steven N. Collins	7,813		*	7,813		—	—
Armin H. Gerhardt III	7,813		*	7,813		—	—
Francis Elenio	7,813		*	7,813		—	—
William Sheppard	7,810		*	7,810		—	—
Bel Air LLC/Steve Fischer	7,813	(18)	*	7,813	(15)	—	—
Allan Berry	3,375		*	3,375		—	—

* Indicates less than 1.0%.

(1)
Based on 50,000,000 shares of common stock outstanding as of the date of this prospectus. The number of shares of our common stock outstanding excludes (i) 232,088 shares of our common stock issuable upon exercise of outstanding warrants and (ii) up to 300,000 shares of our common stock to be offered by us in a firm commitment public offering concurrently herewith (excluding underwriters’ overallotment of 45,000 shares of common stock).

(2)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

56C

(3)
This shareholder is considered to be a promoter or affiliate with respect to the shares being registered because the shares were issued shares to this shareholder while we were a “blank check” shell company with no operations. These shares may not be sold pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule.

(4)	Lyman O. Heidtke, as general partner, has voting and investment control over the shares owned by this entity.

(5)	Includes 100,000 shares of common stock underlying warrants that are currently exercisable. Brad Steward has voting and investment control over the shares owned by this entity.

(6)	Adam Benowitz, as director, has voting and investment control over the shares owned by this entity

(7)
This shareholder is considered to be a promoter or affiliate with respect to the shares being registered because the shares were issued shares to this shareholder while we were a “blank check” shell company with no operations. These shares may not be sold pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule.

(8)	Scott W. Woods, as managing director, has voting and investment control over the shares owned by this entity

(9)	Steve Derby, as director and chief investment officer, has voting and investment control over the shares owned by this entity

(10)	Jeffrey Rubin, as manager, has voting and investment control over the shares owned by this entity.

(11)
This shareholder is considered to be a promoter or affiliate with respect to the shares being registered because the shares were issued shares to this shareholder while we were a “blank check” shell company with no operations. These shares may not be sold pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule.

(12)	Frederick Berden, as general partner, has voting and investment control over the shares owned by this entity.

(13)	Randall S. Goulding, as manager, has voting and investment control over the shares owned by this entity.

(14)	Paul Masters has voting and investment control over these shares.

(15)	David L. Kagel and Ima P. Kagel, as trustees, have voting and investment control over the shares owned by this entity.

(16)	Alvin S. Michaelson has voting and investment control over the shares owned by this entity.

(17)	Steven Cherner, as trustee, has voting and investment control over the shares owned by this entity.

(18)	Steven E. Fisher, as manager, has voting and investment control over the shares owned by this entity.

Except as described below and in this Selling Stockholders section, none of the selling stockholders, to our knowledge, has had a material relationship with our company other than as a shareholder at any time within the past three years:

•
Debbie Schwartzberg is a noteholder of the parent company of WestPark Capital, Inc., which entitles her to a 1.5% interest in the net profits of the parent company of WestPark Capital, Inc. Some of the controlling shareholders and control persons of WestPark Capital, Inc. were also, prior to the completion of the Share Exchange, controlling shareholders and control persons of our company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of our company prior to the Share Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of Westpark and was a controlling stockholder and an officer and director of our company prior to the Share Exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with our company upon the closing of the Share Exchange.

•	Glenn Krinsky served as our Chief Financial Officer, Corporate Secretary and as a member of the Board of Directors from our inception (March 16, 2004) through August 16, 2006.

56D

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PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•  an exchange distribution in accordance with the rules of the applicable exchange;

•  privately negotiated transactions;

•  settlement of short sales entered into after the date of this prospectus;

•  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•  a combination of any such methods of sale;

•  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Debbie Schwartzberg, Glenn Krinsky and Charles Frisco received their shares registered by this prospectus while we were a “blank check” shell company with no operations and are considered to be promoters or affiliates with respect to the shares, an aggregate of 1,312,675 shares of common stock. These shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their transferees, can only resell these shares through a registration statement filed under the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved. The maximum commission or discount to be received by any NASD member or independent broker-dealer, however, will not be greater than eight (8) percent for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

61

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

61

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LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Full Art International, Ltd. as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, appearing in this Prospectus and Registration Statement have been audited by Samuel H. Wong & Co., LLP, Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Company’s bylaws further provide that its Board of Directors has discretion to indemnify its officers and other employees. The Company is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Company’s bylaws or otherwise. The Company is not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

The Company has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company will enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require the Company, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

Item 25. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee*		$1,633
NASD Filing Fee*		2,026
American Stock Exchange Listing Fee*		**
Transfer Agent Fees		**
Blue Sky Fees and Expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**
Total	$	**

*	All amounts are estimates other than the Commission’s registration fee, NASD filing fee and American Stock Exchange listing fee.

**	To be completed by amendment.

Item 26. Recent sales of unregistered securities

On October 17, 2006, pursuant to the terms of the Exchange Agreement entered into by and between the Company, Full Art International, Ltd. (“Full Art”) and the sole shareholder of Full Art (as described in Item 2.01 above), the Company issued 45,304,125 shares of common stock to the shareholder, which is KGE Group, Limited, and its designees in exchange for all of the issued and outstanding securities of Full Art. The securities were offered and issued to KGE Group and its designees in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of KGE Group and its designees qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 17, 2006, immediately following the closing of the Share Exchange, the Company received gross proceeds of $3,713,400 in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 2,320,875 shares of its common stock at a price of $1.60 per share. The Company agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving the Company’s securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 17, 2006, at the closing of the Share Exchange, the Company issued to an investor relations firm 100,000 shares of its common stock and a five-year warrant to purchase 232,088 shares of the Company’s common stock at a per share exercise price of $1.60 for investor relations services (the “IR Securities”). The securities were offered and sold to investor relations firm in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The investor relations firm qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 27. Exhibits

1.1*	Form of Underwriting Agreement

2.1
Share Exchange Agreement, dated as of August 21, 2006, by and among the Registrant, KGE Group, Limited, and Full Art International, Ltd. (incorporated by reference from Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

2.1(a)
Amendment No. 1 to the Share Exchange Agreement, dated as of October 17, 2006, by and among the Registrant, KGE Group, Limited, and Full Art International, Ltd. (incorporated by reference from Exhibit 2.1(a) to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

3.1
Certificate of Incorporation of China Architectural Engineering, Inc. (incorporated by reference from Exhibit 3.1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2004).

3.1(a)	Certificate of Amendment of Certificate of Incorporation dated July 8, 2005 (incorporated by reference to Registrant's Quarterly Report on Form 10-QSB filed August 11, 2005)

3.2
Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2004, and incorporated herein by reference).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4. 1 of the Registrant's Registration Statement on Form SB-2 filed August 20, 2004).

4.2	Form of Escrow Agreement dated July 30, 2004 (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form SB-2 filed August 20, 2004).

4.3	Form of Registration Rights Agreement dated July 23, 2004 (incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-KSB filed March 30, 2005).

5.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

10.1	Form of Subscription Agreement dated October 17, 2006.

10.2	Form of Subscription Agreement dated October 2004 (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form SB-2 filed October 1, 2004).

10.3
Employment Agreement dated December 30, 2005 by and between the Registrant and Luo Ken Yi (translated to English) (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

10.4	Employment Agreement dated January 11, 2004 by and between the Registrant and Tang Nianzhong (translated to English).

10.5
Employment Agreement by and between the Registrant and Ye Ning (translated to English) (incorporated by reference from Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

10.6	Employment Agreement dated January 1, 2006 by and between the Registrant and Li Guoxing (translated to English).

10.7	Employment Agreement dated January 1, 2005 by and between the Registrant and Bai Fai (translated to English).

10.8	Employment Agreement dated December 26, 2005 by and between the Registrant and Wang Zairong (translated to English).

10.9	Employment Agreement dated December 20, 2005 by and between the Registrant and Feng Shu (translated to English).

10.10	Employment Agreement dated December 26, 2006 by and between the Registrant and Wang Xin (translated to English).

10.11	Office and Factory Lease Agreement dated July 13, 2005 by and between the Registrant and Zhuhai Yuping Kitchen Equipment Co., Ltd. (translated to English).

10.12	Lease Agreement by and between the Registrant and Beijing Aoxingyabo Technology Development Co., Ltd (translated to English).

10.13	Property Rental Contract by and between the Registrant and Shanghai Sandi CNC equipment Ltd. Co (translated to English).

16.1
Letter from AJ. Robbins, PC to the Securities and Exchange Commission dated October 18, 2006 (incorporated by reference from Exhibit 16.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

23.1	Consent of Samuel H. Wong & Co., LLP, Certified Public Accountants.

23.2*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

* To be filed by amendment.
** Previously filed.

Item 28. Undertakings

The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

The undersigned Registrant hereby undertakes that to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To including any prospectus by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

i	in any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

(i)
for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii)
for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that:

(i) if the undersigned registrant is relying on Rule 430B:

(a) each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the undersigned registrant is subject to Rule 430C:

(a) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zhuhai, People’s Republic of China, on the 2nd day of February, 2007.

CHINA ARCHITECTURAL ENGINEERING, INC.

By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer, Chief Operating Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Luo Ken Yi	Chief Executive Officer, Chief Operating	February 2, 2007
Luo Ken Yi	Officer and Chairman of the Board (Principal Executive Officer)

/s/ Wang Xin	Chief Financial Officer (Principal Financial	February 2, 2007
Wang Xin	and Accounting Officer)

*	Vice General Manager and Director	February 2, 2007
Tang Nianzhong

*	Vice General Manager and Director	February 2, 2007
Ye Ning

* By:   /s/ Luo Ken Yi

as Attorney in Fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

2.1
Share Exchange Agreement, dated as of August 21, 2006, by and among the Registrant, KGE Group, Limited, and Full Art International, Ltd. (incorporated by reference from Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

2.1(a)
Amendment No. 1 to the Share Exchange Agreement, dated as of October 17, 2006, by and among the Registrant, KGE Group, Limited, and Full Art International, Ltd. (incorporated by reference from Exhibit 2.1(a) to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

3.1
Certificate of Incorporation of China Architectural Engineering, Inc. (incorporated by reference from Exhibit 3.1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2004).

3.1(a)	Certificate of Amendment of Certificate of Incorporation dated July 8, 2005 (incorporated by reference to Registrant's Quarterly Report on Form 10-QSB filed August 11, 2005)

3.2
Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 20, 2004, and incorporated herein by reference).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4. 1 of the Registrant's Registration Statement on Form SB-2 filed August 20, 2004).

4.2	Form of Escrow Agreement dated July 30, 2004 (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form SB-2 filed August 20, 2004).

4.3	Form of Registration Rights Agreement dated July 23, 2004 (incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-KSB filed March 30, 2005).

5.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

10.1	Form of Subscription Agreement dated October 17, 2006.

10.2	Form of Subscription Agreement dated October 2004 (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form SB-2 filed October 1, 2004).

10.3
Employment Agreement dated December 30, 2005 by and between the Registrant and Luo Ken Yi (translated to English) (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

10.4	Employment Agreement dated January 11, 2004 by and between the Registrant and Tang Nianzhong (translated to English).

10.5
Employment Agreement by and between the Registrant and Ye Ning (translated to English) (incorporated by reference from Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

10.6	Employment Agreement dated January 1, 2006 by and between the Registrant and Li Guoxing (translated to English).

10.7	Employment Agreement dated January 1, 2005 by and between the Registrant and Bai Fai (translated to English).

10.8	Employment Agreement dated December 26, 2005 by and between the Registrant and Wang Zairong (translated to English).

10.9	Employment Agreement dated December 20, 2005 by and between the Registrant and Feng Shu (translated to English).

10.10	Employment Agreement dated December 26, 2006 by and between the Registrant and Wang Xin (translated to English).

10.11	Office and Factory Lease Agreement dated July 13, 2005 by and between the Registrant and Zhuhai Yuping Kitchen Equipment Co., Ltd. (translated to English).

10.12	Lease Agreement by and between the Registrant and Beijing Aoxingyabo Technology Development Co., Ltd (translated to English).

10.13	Property Rental Contract by and between the Registrant and Shanghai Sandi CNC equipment Ltd. Co (translated to English).

16.1
Letter from AJ. Robbins, PC to the Securities and Exchange Commission dated October 18, 2006 (incorporated by reference from Exhibit 16.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006).

23.1	Consent of Samuel H. Wong & Co., LLP, Certified Public Accountants.

23.2*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

* To be filed by amendment.
** Previously filed.